As filed with the Securities and Exchange Commission on July 17, 2023
 Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-1
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

SUPERCOM LTD.
(Exact name of Registrant as specified in its charter)

Israel	3674	Not Applicable
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

3 Rothschild Street
Tel Aviv, 6688106, Israel
+972-9-8890850 (phone); +972-9-8890820 (fax)
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

SuperCom, Inc.
 160 Franklin Street, Suite 310
Oakland, CA 94607
 (510) 505-2600 (phone)
(510) 505-2601 (fax)
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Sasha Ablovatskiy, Esq.
Jonathan Shechter, Esq.
Foley Shechter Ablovatskiy LLP
1180 Avenue of the Americas, 8th Fl.
New York, New York 10036
Telephone: (212) 335-0466

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ⌧

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company ☐

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities, nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS, SUBJECT TO COMPLETION, DATED JULY 17, 2023

SUPERCOM LTD.

Up to ______ Units
consisting of
Ordinary Shares or Pre-Funded Warrants to Purchase Ordinary Shares and Warrants to Purchase Ordinary Shares

Placement Agent Warrants to Purchase up to ______ Ordinary Shares

Ordinary Shares Underlying the Placement Agent Warrants

We are offering on a best efforts basis up to ______ units (the “Units”), each consisting of one ordinary share of SuperCom Ltd., a company organized under the laws of the State of Israel (the “Company,” “we,” “us” or “our”), with a par value NIS 2.5 per share (the “ordinary shares”), at an assumed public offering price of $______ per ordinary share, equal to the closing price of the ordinary shares on The Nasdaq Capital Market (“Nasdaq”) on ______, 2023, along with one warrant to subscribe for one ordinary share for no additional consideration (the “Warrants”).

The actual public offering price per Unit will be determined between us, the Placement Agent (as defined below) and the investors in the offering, and may be at a discount to the current market price of the ordinary shares (provided that, in any event, the price per ordinary share shall not less than the nominal value of such share, being NIS 2.5 per share as of the date hereof). Therefore, the assumed public offering price used throughout this prospectus may not be indicative of the final public offering price.

Each Warrant will be immediately exercisable for one ordinary share at an exercise price of $______ per ordinary share (which shall be equal to ______% of the public offering price of each ordinary share sold in this offering, and in any event, not less than the nominal value of such share, being NIS 2.5 per share as of the date hereof) and expire ______ years after the issuance date. We are also registering the ordinary shares issuable from time to time upon exercise of the Warrants, as well as the placement agent warrants issuable to the Placement Agent and the ordinary shares issuable from time to time upon exercise of the placement agent warrants.

We are also offering to each purchaser of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of outstanding ordinary shares immediately following the consummation of this offering the opportunity to acquire one pre-funded warrant (in lieu of one ordinary share) (the “Pre-Funded Warrants”) and one Warrant. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of ordinary shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one ordinary share. The pre-funded exercise price for each Pre-Funded Warrant included in each Unit will be equal to the price per Unit including one ordinary share, minus $0.00001, and the remaining non pre-funded exercise price of each Pre-Funded Warrant will equal $0.00001 per ordinary share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time until all of the Pre-Funded Warrants are exercised in full. For each Unit including a Pre-Funded Warrant that is issued (without regard to any limitation on exercise set forth therein), the number of Units including an ordinary share we are offering will be decreased on a one-for-one basis. The ordinary shares and Pre-Funded Warrants, if any, can each be subscribed for and/ or acquired (as applicable) in this offering only with the accompanying Warrant as part of a Unit, but the components of the Units will immediately separate upon issuance. See “Description of Securities” in this prospectus for more information.

Our ordinary shares are listed on The NASDAQ Capital Market under the symbol “SPCB.” On July 14, 2023, the last reported sale price of our ordinary shares on The Nasdaq Capital Market was $0.9696 per share.

There is no established trading market for the Pre-Funded Warrants or the Warrants, and we do not expect an active trading market to develop. We do not intend to list the Pre-Funded Warrants or the Warrants on any securities exchange or other trading market. Without an active trading market, the liquidity of these securities will be limited.

You should read this prospectus, together with additional information described under the headings “Incorporation of Certain Documents by Reference” and “Where You Can Find Additional Information,” carefully before you invest in any of our securities.

Investing in our securities involves a high degree of risk. Before buying any of our securities, you should carefully read “Risk Factors” on page 7 of this prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus.

You should rely only on the information contained in this prospectus or any prospectus supplement or amendment hereto. We have not authorized anyone to provide you with different information.

	Number of Units(1)	Per Unit(1)	Total
Public Offering Price		$	$
Placement Agent fees(2)(3)		$	$
Proceeds, before expenses, to us		$	$

(1)	Units consist of one ordinary share or Pre-Funded Warrant and one Warrant.
(2)
The Placement Agent fee shall equal 6% of the public offering price of the securities sold by us in this offering. Does not include warrants that are issuable by us to the Placement Agent or its permitted designees to purchase up to a number of our ordinary shares equal to ______% of our ordinary shares sold in this offering, exercisable at a price per share equal to ______% of the public offering price of our ordinary shares offered hereby (the “Placement Agent Warrants”) or certain out-of-pocket expenses of the Placement Agent that are reimbursable by us.

(3)
We shall also reimburse the Placement Agent for certain offering related expenses in addition to the placement agent fees described above. See “Plan of Distribution” for a description of compensation payable to the Placement Agent.

We have engaged ______ (“______”) (the “Placement Agent”) as our exclusive Placement Agent to use its reasonable best efforts to solicit offers to purchase our securities in this offering. The Placement Agent has no obligation to purchase any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of the securities. There is no arrangement for funds to be received in escrow, trust or similar arrangement. There is no minimum offering requirement as a condition of closing of this offering. We will bear all costs associated with the offering.

We expect that the offering will end two trading days after we first enter into a securities purchase agreement relating to the offering, the ordinary shares will settle delivery versus payment (“DVP”)/receipt versus payment (“RVP”) and the Warrants and Pre-Funded Warrants will be issued in certificated form. Accordingly, we and the Placement Agent have not made any arrangements to place investor funds in an escrow account or trust account since the Placement Agent will not receive investor funds in connection with the sale and/or issuance (as applicable) of the securities offered hereunder.

We have agreed to pay the Placement Agent the placement agent fee set forth in the table above and to provide certain other compensation to the Placement Agent. See “Plan of Distribution” beginning on page 24 of this prospectus for more information regarding these arrangements.

We expect to deliver the ordinary shares and Warrants, or Pre-Funded Warrants and Warrants, constituting the Units, against payment in New York, New York on or about ____, 2023.

Neither the Securities and Exchange Commission, the Israeli Securities Authority nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _______, 2023

You should rely only on the information contained in or incorporated by reference into this prospectus. Neither we nor the Selling Stockholder have authorized, and no underwriter is expected to authorize, anyone to provide you with information that is different. This prospectus is not an offer to sell or solicitation of an offer to buy these securities in any circumstances under which the offer or solicitation is unlawful. The Selling Stockholder is offering to sell, and seeking offers to buy, our securities only in jurisdictions where offers and sales are permitted. You should not assume that the information we have included in this prospectus is accurate as of any date other than the date of this prospectus, or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference, regardless of the time of delivery of this prospectus or of any of our securities. Our business, financial condition, results of operations, and prospects may have changed since that date.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties thereto, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

The SuperCom design, logo and the mark “SuperCom” are the property of SuperCom. This prospectus contains additional trade names, trademarks and service marks of ours and of other companies. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, these other companies.

In this prospectus, unless the context suggests otherwise, references to “SuperCom,” the “Company,” “we,” “us” and “our” refer to SuperCom Ltd., a company organized under the laws of the State of Israel.

i

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the information incorporated by reference into this prospectus, contains, and any prospectus supplement may include forward-looking statements within the meaning of Private Securities Litigation Reform Act of 1995. These statements are only predictions and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In some cases, you can identify forward-looking statements by terms including “anticipates,” “believes,” “intends,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “could,” “should,” “will,” “would,” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Factors that could cause our actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

•	if we are unable to manage our revenue growth, our business, financial results and stock price could suffer;
•	our dependence on orders from large customers for a substantial portion of our revenues;
•	the impact of other companies and technologies that compete with us within our industry;
•	any acquisitions that we have completed, or may complete in the future, may not perform as planned and could disrupt our business and harm our financial condition and operations;
•	our ability to generate sufficient cash from operations and potential need to obtain additional financing or reduce our level of expenditure;
•	changing technology, requirements, standards and products in the market of our products;
•	our ability to enter into contracts with governments, as well as state and local governmental agencies and municipalities;
•	our dependence on third-party representatives, resellers and distributors could result in marketing and distribution delays;
•	if our technology and solutions cease to be adopted and used by government and public and private organizations;
•	our ability to develop and sustain our position as a provider of e-Gov, IoT and Connectivity, and Cyber Security, solutions and services and earn high margins from our technology;
•	our operating results may be adversely affected by unfavorable economic and market conditions and the uncertain geopolitical environment;
•	our efforts to expand our international operations and maintain or increase our future international sales;
•	our exposure to risks in operating in foreign markets;
•	fluctuation in our financial and operating results;
•	our reliance on third party technologies and components for the development of some of our products;
•	delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors;
•	significant differences between forecasted demands and actual orders received;
•	breaches of network or information technology security, natural disasters or terrorist attacks;
•	ability by third parties to obtain access to our proprietary information or could independently develop similar technologies;
•	assertion by third parties that we are infringing their intellectual property rights, and IP litigation;
•	our reliance on the services of certain of our executive officers and key personnel;
•	our ability to attract, hire and retain qualified technical personnel;
•	our products being subject to government regulation of radio frequency technology;
•	war, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic;
•	the impact of the political and security situation in Israel and in the U.S. on our business;
•	impact of inflation and currency fluctuations;
•	impact of the obligation of our management or key personnel to perform military service in Israel;
•	our ability to enforce covenants not-to-compete under current Israeli law; and
•	our company being subject to claims for remuneration or royalties for assigned service invention rights by our employees.

We caution you to carefully consider these risks and not to place undue reliance on our forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from what is expressed in or suggested by the forward-looking statements.

Forward-looking statements speak only as of the date they are made. Unless we are required to do so under U.S. federal securities laws or other applicable laws, we do not assume an obligation to or intend to update or revise any forward-looking statements. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to give undue weight to such projections, assumptions and estimates.

PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere or incorporated by reference in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” and our financial statements and notes thereto that are incorporated by reference in this prospectus. Unless otherwise indicated herein, the terms “SuperCom,” the “Company,” “we,” “us” “our” refer to SuperCom Ltd.

Our Company

Founded in 1988, we are a global provider of traditional and digital identity solutions, advanced IoT and connectivity solutions, and cyber security products and solutions, to governments and private and public organizations throughout the world.

We are comprised of three main Strategic Business Units (SBU): e-Gov, IoT and Connectivity, and Cyber Security:

e-Gov

Through our proprietary e-Government platforms and innovative solutions for traditional and biometrics enrollment, personalization, issuance and border control services, we have helped governments and national agencies design and issue secured multi-identification, or Multi-ID, documents and robust digital identity solutions to their citizens, visitors and Lands.

We have focused on expanding our activities in the traditional identification, or ID, and electronic identification, or e-Gov, market, including the design, development and marketing of identification technologies and solutions to governments in Europe, Asia, America and Africa using our e-Government platforms. Our activities include: (i) utilizing paper secured by different levels of security patterns (UV, holograms, etc.); and (ii) electronic identification secured by biometric data, principally in connection with the issuance of national Multi-ID documents (IDs, passports, driver’s licenses, vehicle permits, and visas, Secure Land Certificated) border control applications and Land Information System (LIS).

IoT and Connectivity

Our IoT products and solutions reliably identify, track and monitor people or objects in real time, enabling our customers to detect unauthorized movement of people, vehicles and other monitored objects. We provide all-in-one field proven IoT suite, accompanied with services specifically tailored to meet the requirements of an IoT solutions.  Our proprietary IoT suite of hybrid hardware, connectivity and software components are the foundation of these solutions and services. Our IoT division has primarily focused on growing the following markets: (i) public safety; (ii) healthcare and homecare; (iii) Smart Cities; (iv) Smart Campus and (iv) transportation.

During 2006, we identified the growing electronic tracking and monitoring vertical markets for public safety, real time healthcare and homecare, and transportation management. We have developed the PureRF Hybrid suit of wrist devices, connectivity, and controlling software, from 2012 we have developed the next generation IoT suite of devices, connectivity and Monitoring software; the PureSecurity Hybrid Suite of wrist band, tags, beacons, PureCom, Pure Monitors, PureTrack and other components.

On January 1, 2016 we acquired Leaders in Community Alternatives, Inc., or LCA. LCA is a California based, private criminal justice organization, providing community-based services and electronic monitoring programs to government agencies in the U.S. for more than 25 years. LCA offers a broad range of competitive solutions for governmental institutions across the U.S. in addressing realignment strategies and plans.

Connectivity

In 2016, as part of our strategy to enhance and broaden our IoT connectivity products and solutions offerings for public safety, enterprises, hospitality and smart cities markets, on May 18, 2016, we acquired Alvarion Technologies Ltd., or Alvarion. Alvarion designs solutions for carrier wi-fi, enterprise connectivity, smart city, smart hospitality, connected campuses and connected events that are both complete and heterogeneous to ensure ease-of-use and optimize operational efficiency. Carriers, local governments and hospitality sectors worldwide deploy Alvarion’s intelligent wi-fi networks to enhance productivity and performance, as well as its legacy backhaul services and products.

Cyber Security

During 2015, we identified the cyber security market as a very fast growing market where we believe that SuperCom has major advantages due to synergic technologies and shared customer base to our e-Gov, IoT and connectivity SBUs. In 2015, we acquired Prevision Ltd., or Prevision, a company with a strong presence in the market and a broad range of competitive and well-known cyber security services. During the first quarter of 2016, we acquired Safend Ltd, or Safend, an international provider of cutting edge endpoint data protection guarding against corporate data loss and theft through content discovery and inspection, encryption methodologies, and comprehensive device and port control. Safend maps sensitive information and controls data flow through email, web, external devices and additional channels.

Both acquisitions significantly expanded the breadth of our cyber security capabilities globally, while providing us with outstanding market and technological experts and over 3,000 customers in the United States, Europe, and Asia, and more than three million software license seats deployed by multinational enterprises, government agencies and small to mid-size companies around the globe, together with leading data and cyber security platforms and technologies.

Statements made in this Registration Statement on Form F-1 (this “Registration Statement”) concerning the contents of any contract, agreement or other document are summaries of such contracts, agreements or documents and are not complete descriptions of all their terms. If we filed any of these documents as an exhibit to this Registration Statement or to any previous filing with SEC, you may read the document itself for a complete recitation of its terms.

In this Registration Statement, unless otherwise specified or unless the context otherwise requires, all references to “$” or “dollars” are to U.S. dollars and all references to “NIS” are to New Israeli Shekels. Except as otherwise indicated, the financial statements of and information regarding SuperCom are presented in U.S. dollars in accordance with generally acceptable accounting principles in the United States (“U.S. GAAP”). The representative rate exchange rate between the NIS and the dollar as published by the Bank of Israel and effective on July 14, 2023, was NIS 3.609 per $1.00.

Summary of Risks

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described more fully elsewhere in this prospectus and in the information contained or incorporated by reference in this prospectus, including in the section entitled “Risk Factors”, and include, but are not limited to, the following:

•	if we are unable to manage our revenue growth, our business, financial results and stock price could suffer;
•	our dependence on orders from large customers for a substantial portion of our revenues;
•	the impact of other companies and technologies that compete with us within our industry;
•	any acquisitions that we have completed, or may complete in the future, may not perform as planned and could disrupt our business and harm our financial condition and operations;
•	our ability to generate sufficient cash from operations and potential need to obtain additional financing or reduce our level of expenditure;
•	changing technology, requirements, standards and products in the market of our products;
•	our ability to enter into contracts with governments, as well as state and local governmental agencies and municipalities;
•	our dependence on third-party representatives, resellers and distributors could result in marketing and distribution delays;
•	if our technology and solutions cease to be adopted and used by government and public and private organizations;
•	our ability to develop and sustain our position as a provider of e-Gov, IoT and Connectivity, and Cyber Security, solutions and services and earn high margins from our technology;

•	our operating results may be adversely affected by unfavorable economic and market conditions and the uncertain geopolitical environment;
•	our efforts to expand our international operations and maintain or increase our future international sales;
•	our exposure to risks in operating in foreign markets;
•	fluctuation in our financial and operating results;
•	our reliance on third party technologies and components for the development of some of our products;
•	delays in deliveries from our suppliers, defects in goods or components supplied by our vendors, or delays in projects that are performed by our subcontractors;
•	significant differences between forecasted demands and actual orders received;
•	breaches of network or information technology security, natural disasters or terrorist attacks;
•	ability by third parties to obtain access to our proprietary information or could independently develop similar technologies;
•	assertion by third parties that we are infringing their intellectual property rights, and IP litigation;
•	our reliance on the services of certain of our executive officers and key personnel;
•	our ability to attract, hire and retain qualified technical personnel;
•	our products being subject to government regulation of radio frequency technology;
•	war, terrorism, other acts of violence or natural or man-made disasters, including a global pandemic;
•	the impact of the political and security situation in Israel and in the U.S. on our business;
•	impact of inflation and currency fluctuations;
•	impact of the obligation of our management or key personnel to perform military service in Israel;
•	our ability to enforce covenants not-to-compete under current Israeli law; and
•	our company being subject to claims for remuneration or royalties for assigned service invention rights by our employees.

Corporate Information

SuperCom Ltd. is a company organized under the laws of the State of Israel. Our principal executive offices are located at 3 Rothschild Street, Tel Aviv, Israel and our telephone number is +972 (9) 889-0850. Our web site address is http://www.supercom.com. The information on our web site does not constitute part of this prospectus. Our agent in the United States is SuperCom, Inc., and is located at 160 Franklin Street, Suite 310, Oakland, CA, 94607.

THE OFFERING

Securities offered by us hereunder
Up to ______ Units on a best efforts basis, each consisting of one ordinary share, at an assumed public offering price of $______ per ordinary share, equal to the closing price of the ordinary shares on Nasdaq on ______, 2023, along with one Warrant.

We are also offering to each purchaser, with respect to the purchase of Units that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to acquire one Pre-Funded Warrant in lieu of one ordinary share. A holder of Pre-Funded Warrants will not have the right to exercise any portion of its Pre-Funded Warrant if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, at the election of the holder, such limit may be increased to up to 9.99%) of the number of ordinary shares outstanding immediately after giving effect to such exercise. Each Pre-Funded Warrant will be exercisable for one ordinary share. The pre-funded exercise price payable per Pre-Funded Warrant will be equal to the price per ordinary share, minus $0.00001, and the non pre-funded exercise price of each Pre-Funded Warrant will equal $0.00001 per share. The Pre-Funded Warrants will be immediately exercisable (subject to the beneficial ownership cap) and may be exercised at any time in perpetuity until all of the Pre-Funded Warrants are exercised in full.

The Units will not be certificated or issued in stand-alone form. The ordinary shares and/or Pre-Funded Warrants and the Warrants comprising the Units are immediately separable upon issuance and will be issued separately in this offering.

Warrants
Each Warrant will have an exercise price of $______ per share (which shall be equal to ______% of the public offering price of each Unit sold in this offering, and in any event, not less than the nominal value of such share, being $0.00001 per share as at the date hereof), will be exercisable upon issuance and will expire ______ years from issuance. Each Warrant is exercisable for one ordinary share, subject to adjustment in the event of stock dividends, stock splits, adjustments, stock combinations, reclassifications, reorganizations or similar events affecting our ordinary shares as described herein. This prospectus also relates to the offering of the ordinary shares issuable upon exercise of the Warrants. For more information regarding the Warrants, you should carefully read the section titled “Description of Securities” in this prospectus.

Public offering price	$______ per Unit.
Term of the offering	This offering will terminate on ______, unless we decide to terminate the offering (which we may do at any time in our discretion) prior to that date.

Ordinary shares outstanding prior to this offering	5,575,054
Ordinary shares to be outstanding after this offering(1)
Up to ______ shares at an assumed public offering price of $______ per ordinary share, equal to the closing price of our ordinary shares on Nasdaq on ______, 2023, or pre-funded exercise price of $______ per Pre-Funded Warrant.

Use of proceeds
We estimate that our net proceeds from the maximum offering amount of the sale of Units in this offering will be approximately $______ million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $______ per ordinary share, equal to the closing price of the ordinary shares on Nasdaq on ______, 2023, or pre-funded exercise price of $______ per Pre-Funded Warrant.

We intend to use the net proceeds of this offering for general corporate purposes. Ultimately, our management will have discretion and flexibility in applying the net proceeds of this offering. We may use the proceeds of this offering for purposes with which you do not agree. See “Risk Factors ⸺ Risks Relating to This Offering ⸺ Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.” See the section titled “Use of Proceeds” appearing elsewhere in this prospectus for more information.

Listing
Our ordinary shares are listed on Nasdaq under the symbol SPCB.

We do not intend to list the Warrants or Pre-Funded Warrants offered hereunder on any stock exchange. There are no established public trading markets for the Warrants or the Pre-Funded Warrants, and we do not expect such markets to develop. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

Risk factors	See the section titled “Risk Factors” and other information included in this prospectus for a discussion of factors that you should consider carefully before deciding to invest in our securities.
  _______________

(1)	The number of ordinary shares to be outstanding after the offering is based on 5,575,054 ordinary shares outstanding as of July 7, 2023, and excludes, as of that date, the following:

•	811,050 ordinary shares issuable upon exercise of outstanding stock options at a weighted average exercise price of $3.58 per share;
•	901,869 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares at an average exercise price of $10.06 per share; and
•	188,950 ordinary shares reserved for future issuance under our equity incentive plans.

Except as otherwise indicated herein, all information in this prospectus assumes the following:

•	no exercise of outstanding options or warrants;
•	no sale of any Pre-Funded Warrants in lieu of ordinary shares in this offering; and
•	no exercise of any Warrants sold in this offering or any Placement Agent Warrants.

RISK FACTORS

An investment in our securities involves a high degree of risk. Our business, financial condition or results of operations could be adversely affected by any of these risks. You should carefully consider the risks described below and in the information contained or incorporated by reference in this prospectus. The risks and uncertainties we have described are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our operations. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, business prospects, financial condition or results of operations could be seriously harmed. This could cause the trading price of our ordinary shares to decline, resulting in a loss of all or part of your investment. Please also read carefully the section below entitled “Cautionary Note Regarding Forward-Looking Statements.”

Except as set forth below, there have been no material changes in our risk factors since those published in our Annual Report on Form 20-F filed with the U.S. Securities and Exchange Commission (the “SEC”) on April 20, 2023.

Risks Related to This Offering

The best efforts structure of this offering may have an adverse effect on our business plan.

The Placement Agent is offering the Units in this offering on a best efforts basis. The Placement Agent is not required to purchase any securities, but will use their best efforts to sell the securities offered. As a “best efforts” offering, there can be no assurance that the offering contemplated hereby will ultimately be consummated or will result in any proceeds being made available to us. The success of this offering will impact our ability to use the proceeds to execute our business plan.

Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We intend to use the net proceeds of this offering for general corporate purposes. Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, prospects, financial condition, operating results and cash flow.

The Warrants and Pre-Funded Warrants are speculative in nature.

The Warrants and Pre-Funded Warrants offered hereby do not confer any rights of share ownership on their holders, such as voting rights or the right to receive dividends, but rather merely represent the right to acquire ordinary shares at a fixed price. Specifically, commencing on the date of issuance, holders of the Pre-Funded Warrants may acquire the ordinary shares issuable upon exercise of such warrants at an exercise price of $0.00001 per share and holders of the Warrants may acquire the ordinary shares issuable upon the exercise of such Warrants at a non pre-funded exercise price of $0.00001 per share (not less than the nominal value of such share, being NIS 2.5 per share as of the date hereof). Moreover, following this offering, the market value of the Warrants and Pre-Funded Warrants is uncertain and there can be no assurance that the market value of the Warrants and Pre-Funded Warrants will equal or exceed their public offering price.

There is no public market for the Warrants or Pre-Funded Warrants being offered in this offering and we do not expect one to develop.

There is presently no established public trading market for the Warrants or Pre-Funded Warrants being offered in this offering and we do not expect a market to develop. In addition, we do not intend to apply to list the Warrants or Pre-Funded Warrants on any securities exchange or nationally recognized trading system, including Nasdaq. Without an active market, the liquidity of the Warrants and Pre-Funded Warrants will be limited.

Purchasers in this offering will experience immediate and substantial dilution in the book value of their investment.

The public offering price of the Units will be substantially higher than the pro forma net tangible book value per share of our ordinary shares outstanding immediately following the completion of this offering. Therefore, if you purchase Units in this offering at an assumed public offering price of $______ per share, you will experience immediate dilution of $______ per share, the difference between the price per share you pay per Unit and our pro forma net tangible book value per share as of December 31, 2022, after giving effect to the issuance of the securities in this offering.

In addition, if we issue additional equity securities, employee stock grants vest, or there are any exercises of future stock options, you will experience additional dilution. 188,950 ordinary shares remain available for future issuance to our employees, directors and consultants pursuant to our equity incentive plans, as of June 30, 2023. If our board of directors elects to issue additional restricted stock, stock options and/or other equity-based awards under our equity incentive plans, our stockholders and investors in this offering may experience additional dilution, which could cause our stock price to fall.

Risks Related to Our Ordinary Shares

You may experience future dilution as a result of future equity offerings and other issuances of our ordinary shares or other securities. In addition, this offering and future equity offerings and other issuances of our ordinary shares or other securities may adversely affect the price of our ordinary shares.

In order to raise additional capital, we may in the future offer additional ordinary shares or other securities convertible into, or exchangeable for our ordinary shares at prices that may not be the same as the price per share in this offering. We may not be able to sell shares or other securities in any other offering at a price per share that is equal to or greater than the price per share paid by the investor in this offering, and investors purchasing shares or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional ordinary shares or securities convertible into ordinary shares in future transactions may be higher or lower than the price per share in this offering. You will incur dilution upon exercise of any outstanding stock options, warrants or upon the issuance of ordinary shares under our stock incentive programs. In addition, the sale of the Units in this offering and any future sales of a substantial number of our ordinary shares in the public market, or the perception that such sales may occur, could adversely affect the price of our ordinary shares. We cannot predict the effect, if any, that market sales of those shares of ordinary shares or the availability of those shares for sale will have on the market price of our ordinary shares.

Our failure to meet the continued listing requirements of Nasdaq could result in a de-listing of our ordinary shares and penny stock trading.

There can be no assurance that we will be able to continue to meet all of the criteria necessary for Nasdaq to allow us to remain listed. If we fail to satisfy the applicable continued listing requirement and be in non-compliance after notice and the applicable grace period ends, Nasdaq may commence delisting procedures against our Company (during which we may have additional time of up to six months to appeal and correct our non-compliance).

If our ordinary shares are ultimately delisted from Nasdaq, our ordinary shares would likely then trade only in the over-the-counter market and the market liquidity of our ordinary shares could be adversely affected and their market price could decrease. If our ordinary shares were to trade on the over-the-counter market, selling our ordinary shares could be more difficult because smaller quantities of shares would likely be bought and sold, transactions could be delayed, and we could face significant material adverse consequences, including: a limited availability of market quotations for our securities; reduced liquidity with respect to our securities; a determination that our shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our securities; a reduced amount of news and analyst coverage for our Company; and a decreased ability to issue additional securities or obtain additional financing in the future. These factors could result in lower prices and larger spreads in the bid and ask prices for our ordinary shares and would substantially impair our ability to raise additional funds and could result in a loss of institutional investor interest and fewer development opportunities for us.

In addition to the foregoing, if our ordinary shares are ultimately delisted from Nasdaq and they trade on the over-the-counter market, the application of the “penny stock” rules could adversely affect the market price of our ordinary shares and increase the transaction costs to sell those shares. The SEC has adopted regulations which generally define a “penny stock” as an equity security that has a market price of less than $5.00 per share, subject to specific exemptions. If our ordinary shares are ultimately delisted from Nasdaq and then trade on the over-the-counter market at a price of less than $5.00 per share, our ordinary shares would be considered a penny stock. The SEC’s penny stock rules require a broker-dealer, before a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and the salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that before a transaction in a penny stock occurs, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s agreement to the transaction. If applicable in the future, these rules may restrict the ability of brokers-dealers to sell our ordinary shares and may affect the ability of investors to sell their shares, until our ordinary shares no longer are considered a penny stock.

If securities or industry analysts do not publish research or publish inaccurate or unfavorable research about our business, our share price and trading volume could decline.

The trading market for our ordinary shares will depend on the research and reports that securities or industry analysts publish about us or our business. We do not have any control over these analysts. There can be no assurance that analysts will cover us or provide favorable coverage. If one or more of the analysts who cover us downgrade our stock or change their opinion of our stock, our share price would likely decline. If one or more of these analysts cease coverage of our company or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Provisions in our corporate charter documents could make an acquisition of our Company, which may be beneficial to our stockholders, more difficult and may prevent attempts by our stockholders to replace or remove our current management.

Provisions in our corporate charter documents may discourage, delay or prevent a merger, acquisition or other change in control of our Company that stockholders may consider favorable, including transactions in which you might otherwise receive a premium for your ordinary shares. These provisions could also limit the price that investors might be willing to pay in the future for shares of our ordinary shares, thereby depressing the market price of our ordinary shares. In addition, because our board of directors is responsible for appointing the members of our management team, these provisions may frustrate or prevent any attempts by our stockholders to replace or remove our current management by making it more difficult for stockholders to replace members of our board of directors. Among other things, these provisions provide that:

•	the authorized number of directors can be changed only by resolution of our board of directors;
•	our Articles of Association may be amended or repealed by our stockholders;
•	our stockholders do not have cumulative voting rights, and therefore our stockholders holding a majority of our ordinary shares outstanding will be able to elect all of our directors;
•	and our stockholders must comply with advance notice provisions applicable required under the laws of Israel to bring business before or nominate directors for election at a stockholder meeting.

Investing in our securities involves a high degree of risk. You should carefully consider the risks described below and all of the information contained or incorporated by reference in this prospectus. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks.

USE OF PROCEEDS

We estimate that our net proceeds from the maximum offering amount of the sale of the Units in this offering will be approximately $______ million, after deducting placement agent fees and estimated offering expenses payable by us, based on an assumed offering price of $______ per ordinary share, equal to the closing price of our ordinary shares on Nasdaq on ______, 2023, or pre-funded exercise price of $0.00001 per Pre-Funded Warrant, and assuming no exercise of the Warrants and the Pre-Funded Warrants and the Placement Agent Warrants.

We intend to use the net proceeds of this offering for general corporate purposes. Our management will have discretion and flexibility in applying the net proceeds of this offering. We may use the proceeds of this offering for purposes with which you do not agree. See “Risk Factors ⸺ Risks Relating to the Offering ⸺ Since we have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.” Pending our use of the net proceeds from this offering, we may invest the net proceeds in a variety of capital preservation investments, including short-term, investment grade, interest bearing instruments and U.S. and other international government securities.

Each $0.05 increase in the assumed public offering price of $______ per Unit, would increase the net proceeds to us from this offering by approximately $______ million, assuming the number of Units offered by us, as set forth on the cover of this prospectus, remains the same and after deducting placement agent commissions and estimated offering expenses payable by us and assuming no exercise of the Warrants and the Pre-Funded Warrants and the Placement Agent Warrants. We may also increase or decrease the number of Units and Pre-Funded Units that we are offering. An increase (decrease) of 1,000,000 Units offered by us would increase (decrease) the net proceeds to us from this offering by approximately $______ million, after deducting placement agent commissions and estimated offering expenses payable by us and assuming that the public offering price of the Units as set forth on the cover page of this prospectus remains the same and assuming no exercise of the Warrants and the Pre-Funded Warrants and the Placement Agent Warrants. The as adjusted information discussed above is illustrative only and will adjust based on the actual public offering price and other terms of this offering determined at pricing.

DIVIDEND POLICY

We have never declared or paid cash dividends on our ordinary shares. We currently intend to retain all available funds and any future earnings for use in the operation of our business and do not anticipate paying any cash dividends in the foreseeable future. Any future determination to declare cash dividends will be made at the discretion of our board of directors and will depend on our financial condition, results of operations, capital requirements, general business conditions and other factors that our board of directors may deem relevant.

CAPITALIZATION

The following table sets forth our capitalization and indebtedness as of December 31, 2022:

●	on an actual basis;

●
on an as further adjusted basis, to give effect to (i) the issuance and sale of up to ______ Units consisting of one ordinary share (or one Pre-Funded Warrant in lieu of one ordinary share) and one Warrant to subscribe for one ordinary share each at an assumed public offering price of $______ per ordinary share, the last reported sale price of our ordinary shares on the Nasdaq Capital Market on ______, 2023, at the maximum offering amount (with no additional consideration payable for the Warrant), and (ii) estimated total expenses of the maximum offering amount, which include registration, filing and listing fees, printing fees and legal and accounting expenses amounting to $______ and the Placement Agent fee of 6% of the public offering price.

You should read the following table together with our financial statements and the related notes, and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” incorporated herein by reference to our Annual Report on Form 20-F filed with the SEC on April 20, 2023.

This offering is being conducted on a “best efforts” basis and the table above is illustrative of a maximum offering amount of $______. There can be no assurance that the offering contemplated hereby will ultimately be consummated or if it is consummated, there can be no assurance the amount of proceeds being made available to us. See “Risk Factors-Risks Relating to the Offering- The best efforts structure of this offering may have an adverse effect on our business plan.”

	As of December 31, 2022
(All figures in thousands of U.S. dollars, except for share amounts)	Actual (audited)	As Adjusted (unaudited) (maximum offering amount)
Cash and cash equivalents	$4,042
Debt
Debt	33,500	$33,500
Non-current operating lease liabilities	108	108
Total debt	33,500	33,500
Equity
Ordinary shares, par value NIS 2.5 per share, 10,000,000 authorized, 4,206,327 issued & outstanding as of December 31, 2022	3,057
Additional paid in capital	103,000
Accumulated deficit	102,926	102,926
Total shareholders’ equity	3,131
Total capitalization	$36,631

The as adjusted information discussed above is illustrative only and will be determined based on the actual public offering price and other terms of this offering determined at pricing. The number of ordinary shares to be outstanding after the offering is based on 4,206,327 ordinary shares outstanding as of December 31, 2022. The number of ordinary shares in the table above excludes the following:

•	811,050 ordinary shares issuable upon exercise of outstanding stock options at a weighted average exercise price of $3.58 per share;
•	901,869 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares at an average exercise price of $10.06 per share;
•	188,950 ordinary shares reserved for future issuance under our equity incentive plans; and
•	no exercise of any Warrants sold in this offering or any Placement Agent Warrants.

DILUTION

If you invest in our securities in this offering, your ownership interest will be diluted immediately to the extent of the difference between the public offering price per share of the ordinary shares and Pre-Funded Warrants and the as adjusted net tangible book value per share of ordinary shares after this offering.

The historical net tangible book value of ordinary shares as of December 31, 2022 was $3.131 or $0.74 per share. Historical net tangible book per share represents the amount of our total tangible assets less total liabilities, divided by the number of ordinary shares outstanding as of December 31, 2022.

Dilution to New Investors if the Maximum Offering Amount is sold

As adjusted to give effect to the sale by us of up to ______ Units, each consisting of one of ordinary share or one Pre-Funded Warrant and one Warrant, offered by this prospectus at the public offering price of $______ per ordinary share or pre-funded exercise price of $______ per Pre-Funded Warrant, and after deducting the estimated placement agent fees and commissions and estimated offering expenses payable by us, and assuming no exercise of the Warrants and the Pre-Funded Warrants and the Placement Agent Warrants, our adjusted pro forma net tangible book value as of December 31, 2022 would have been $______ million, or $______ per share. This represents an immediate decrease in net tangible book value per share of $______ to existing stockholders and immediate dilution of approximately $______ per share to new investors purchasing ordinary shares in this offering. Dilution per share to new investors is determined by subtracting as adjusted pro forma net tangible book value per share after this offering from the public offering price per share paid by new investors.

The following table illustrates this calculation on a per share basis:

Public offering price per Unit		$
Historical net tangible book value per share as of December 31, 2022	$
Pro forma net tangible book value per share as of December 31, 2022	$
Decrease in net tangible book value per share attributable to new investors in this offering	$
As-adjusted pro forma net tangible book value per share as of December 31, 2022, after giving effect to this offering		$
Dilution per share to new investors in this offering		$

The number of ordinary shares shown above to be outstanding after this offering is based on the ordinary shares outstanding as of ______, 2023 and excludes:

•	811,050 ordinary shares issuable upon exercise of outstanding stock options at a weighted average exercise price of $3.58 per share;
•	901,869 ordinary shares issuable upon the exercise of outstanding warrants to purchase ordinary shares at an average exercise price of $10.06 per share; and
•	188,950 ordinary shares reserved for future issuance under our equity incentive plans; and
•	no exercise of any Warrants sold in this offering or any Placement Agent Warrants.

It also assumes (i) no sale of Pre-Funded Warrants in this offering, which, if sold, would reduce the number of ordinary shares that we are offering on a one-for-one basis and (ii) no exercise of the Warrants issued in this offering or any Placement Agent Warrants..

This offering is being conducted on a “best efforts” basis and the table above is illustrative of a maximum offering amount of $______. There can be no assurance that the offering contemplated hereby will ultimately be consummated or if it is consummated, there can be no assurance the amount of proceeds being made available to us. See “Risk Factors-Risks Relating to the Offering- The best efforts structure of this offering may have an adverse effect on our business plan.”

DESCRIPTION OF SECURITIES

The following is a summary of some of the terms of our ordinary shares, based on our Articles of Association. In this section, “Articles of Association” refers to the Articles of Association of SuperCom in effect as of the date of this prospectus.

Share Capital ⸺ Our authorized share capital consists of 10,000,000 ordinary shares with a par value NIS 2.5 per share.

As of July 7, 2023, we had 5,575,054 ordinary shares issued and outstanding.

The authorized share capital may be increased or reduced (but not below the number of issued ordinary shares, deferred shares or preferred shares, as applicable) by a resolution approved by a simple majority of the votes of our shareholders cast at a general meeting (unless otherwise determined by the directors).

Articles of Association ⸺ Our affairs are governed by our Memorandum of Association and the Articles of Association, the Israeli Companies Law and the laws of Israel.

Issuance of Our Ordinary Shares ⸺ We may issue shares subject to the maximum authorized share capital contained in our Articles of Association (please see the section titled “Share Capital” above). Our Articles of Association authorize our directors to issue ordinary shares (subject to the maximum authorized but unissued share capital) at any time.

Repurchase of Our Ordinary Shares ⸺ Any share in our Company shall be deemed to be a redeemable share as and from the time of existence of an agreement or transaction between us and any person pursuant to which we will acquire a share or shares. Any acquisition by us of our shares other than a surrender for nil value shall constitute a redemption. No resolution (whether special or otherwise) is required to be passed to deem any share in the capital of our Company a redeemable share.

Under Israeli Companies Act, any redemption must be funded out of our distributable reserves or from the proceeds of a fresh issue of shares. Repurchased and redeemed shares may be cancelled or held as treasury shares.

Form and Transfer of Our Ordinary Shares ⸺ Subject to the Israeli Companies Act, any member may transfer all or any of his shares (of any class) by an instrument of transfer in the usual common form or in any other form which the Board may from time to time approve.

Liquidation Rights and Dissolution ⸺ On a return of capital on winding-up or otherwise (other than on conversion, redemption or purchase of ordinary shares), assets available for distribution among the holders of our ordinary shares shall be distributed among the holders thereof on a pro rata basis.

Merger ⸺ A merger of our Company with another company under the Israeli Companies Act must be approved at a general meeting of shareholders (or their equivalent) of each of the merging companies.

No Appraisal Rights ⸺ Under the Israeli Companies Act, our shareholders are not entitled to appraisal rights other than in connection with a completed tender offer.

Special Meeting of Shareholders ⸺ Pursuant to our Articles of Association, one or more of our shareholders holding at least five percent of our issued share capital and at least one percent of our shareholders' voting power, or one or more of our shareholders holding no less than five percent of our issued voting shares may require our board of directors to convene a special shareholder meeting.

General Meeting of Shareholders ⸺ General meetings of our shareholders will be held at a time and place as determined by our board of directors subject to each annual meeting having taken place no later than 15 months after the previous annual meeting, and no later than the end of the applicable calendar year. Shareholder meetings may be held within or outside Israel.

A copy of the notice of any general meeting shall be given at least twenty-one (21) days before the date of the proposed general meeting to our shareholders.

Voting Rights ⸺ Every shareholder entitled to attend, speak, ask questions and vote at a general meeting may appoint a proxy or proxies to attend, speak, ask questions and vote on behalf of the shareholder. Quorum is fixed by our Articles of Association, to consist of at least two shareholders present in person or by proxy entitled to exercise more than 33 1/3% of the voting rights of our issued ordinary shares.

Resolutions put to the vote of a meeting shall be decided on a poll, which shall be taken in such manner as the chairperson of the meeting directs. Subject to the provisions of our Articles of Association and any rights or restrictions attached to any shares, every shareholder of record present in person or by proxy shall have one vote for each share registered in his or her name.

Where the rights attaching to our shares are set out in our Articles of Association, any changes to these rights will need to be effected by way of a resolution (passed by our shareholders attending and voting at the general meeting holding majority of all votes properly cast at such general meeting) amending our Articles of Association. Additionally, the rights attaching to a particular class of shares may only be varied if a special resolution, passed at a separate meeting of the holders of that class, sanctions the variation.

Other matters to be decided upon by the shareholders require a majority vote of shareholders who, being so entitled, attend and vote at the meeting, unless the Israeli Companies Act or our Articles of Association require a higher majority.

Dividends ⸺ Our board of directors may from time to time pay such dividends as appear justified by our profits, provided that dividends may only be made out of our distributable reserves and if the dividend will not cause our net assets to fall below the aggregate of its called up share capital and undistributable reserves (as such terms are calculated in accordance with the Israeli Companies Act). Our board of directors may also recommend a dividend to be approved and declared by our shareholders at a general meeting.

Board of Directors ⸺ Under our Articles of Association, the number of Directors shall be not less than two nor more than ten.

Directors are eligible to stand for re-election at the relevant annual general meeting. Directors will hold office until the conclusion of the next annual meeting or until their earlier removal or resignation. However, if no directors are elected at an annual meeting, then the persons who served as directors immediately prior to the annual meeting shall be deemed reelected at the same meeting, and will continue to serve as directors unless otherwise determined by the annual meeting. There are no share ownership qualifications for directors. Meetings of our board of directors may be convened at such time and place as the directors determine. The quorum may be fixed by the directors and unless so fixed shall be a majority of the directors in office. The directors are not entitled to appoint alternates. Questions arising at a meeting of our board of directors are required to be decided by a simple majority of the directors present, with each director entitled to one vote. In the case of a tie vote, the chairperson of the meeting shall not have a second or casting vote. Our board of directors may pass resolutions without a meeting where such resolution is signed by all the directors.

Amendment of Articles of Association ⸺ Under the Israeli Companies Act, amendments to our Articles of Association require a special resolution to be passed by not less than majority of those shareholders entitled, attending and voting at the general meeting. Our Articles of Association may not be amended by resolution of directors, but the directors when issuing preference shares may fix the rights attaching to such shares.

Outstanding Warrants

On September 6, 2018 and October 26, 2018, through a two-stage closing process, the Company entered into a Senior Secured Credit Facility with affiliates of Fortress Investment Group LLC("Fortress") with an aggregate principal amount of up to $20,000,000 (the "Credit Facility").

In connection with the Credit Facility, the Investor received 25,000 warrants initially and an additional 75,000 warrants for amendments (the “Credit Facility Warrants”). The Credit Facility Warrants mature 7 years from the date of issuance, were set to be issued at a strike price at a premium to the then current market price.

As of December 31, 2020, the outstanding principal, including accrued interest, of the Credit Facility was $15,625 and the aggregate balance for these Subordinated Debt was $7,407.

On July 7, 2020, in connection with the Company's private placement consummated on such date, the Company issued 5-year warrants to purchase up to 2,370,000 of the Company's ordinary shares with an exercise price of $1.70 per share to certain institutional investors.

Share Option Plans

In 2003, we adopted the SuperCom Ltd. 2003 Israeli Share Option Plan, a stock option plan under which we now issue stock options, or the Option Plan. The Option Plan is intended to provide incentives to our employees, officers, directors and/or consultants by providing them with the opportunity to purchase our ordinary shares. The Option Plan is subject to the provisions of the Companies Law, administered by the audit committee, and is designed: (i) to comply with Section 102 of the Israeli Tax Ordinance or any provision which may amend or replace it and the rules promulgated thereunder and to enable us and grantees thereunder to benefit from Section 102 of the Israeli Tax Ordinance and the Commissioner’s Rules; and (ii) to enable us to grant options and issue shares outside the context of Section 102 of the Israeli Tax Ordinance. Options granted under the Option Plan will become exercisable ratably over a period of three to five years or immediately in certain circumstances, commencing with the date of grant. The options generally expire no later than 10 years from the date of grant. Any options that are forfeited or canceled before expiration become available for future grants. As of December 31, 2022, 213,597 options were exercisable and 811,050 options were outstanding.

As a result of an amendment to Section 102 of the Israeli Tax Ordinance as part of the 2003 Israeli tax reform, and pursuant to an election made by us thereunder, capital gains derived by optionees arising from the sale of shares issued pursuant to the exercise of options granted to them under Section 102 after January 1, 2003 will generally be subject to a flat capital gains tax rate of 25%. However, as a result of this election, we will no longer be allowed to claim as an expense for tax purposes the amounts credited to such employees as a benefit when the related capital gains tax is payable by them, as we had previously been entitled to do under Section 102.

On June 27, 2007, our Compensation Committee and the board of directors approved a new option plan under which we may grant stock options to our U.S. employees and our subsidiaries. Under this option plan, we may grant both qualified (for preferential tax treatment) and non-qualified stock options. On August 15, 2007, this option plan was approved by our shareholders at the general shareholders meeting.

In June 2013, the Option plan was extended for another period of 10 years, until December 31, 2023.

As of December 31, 2022, we had outstanding options to purchase 811,050 ordinary shares at a weighted average exercise price of $4.15, of which 213,597 options were exercisable.

Exchange Listing

Our ordinary shares are currently listed on Nasdaq under the symbol SPCB.

Transfer Agent and Registrar

The registrar and transfer agent in respect of the ordinary shares is American Stock Transfer & Trust Company, LLC.

DESCRIPTION OF SECURITIES WE ARE OFFERING

We are offering Units, each Unit consisting of one ordinary share and one Warrant to subscribe for one ordinary share each. We are also offering to each purchaser whose purchase of ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates, beneficially owning more than 4.99% (or, at the election of the holder, 9.99%) of our outstanding ordinary shares immediately following the consummation of this offering, the opportunity to purchase, if the purchaser so chooses, Units containing Pre-Funded Warrants in lieu of ordinary shares that would otherwise result in the purchaser’s beneficial ownership exceeding 4.99% (or, at the election of the holder, 9.99%) of our outstanding ordinary shares. For each Pre-Funded Warrant issued (without regard to any limitation on exercise set forth therein), the number of ordinary shares we are offering will be decreased on a one-for-one basis. Because one Warrant is being sold together in this offering with each ordinary share or, in the alternative, each Pre-Funded Warrant to subscribe for one ordinary share, the number of Warrants sold in this offering will not change as a result of a change in the mix of the ordinary shares and Pre-Funded Warrants sold.

We are also registering the ordinary shares issuable from time to time upon exercise of the Warrants and Pre-Funded Warrants included in the Units offered hereby. Our Units have no stand-alone rights and will not be certificated or issued as stand-alone securities. The ordinary shares (or Pre-Funded Warrants) and the Warrants comprising our Units are immediately separable and will be issued separately in this offering.

The following summary of certain terms and provisions of the Pre-Funded Warrants and Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of Pre-Funded Warrant, and the form of Warrant, which are filed as exhibits to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of Pre-Funded Warrant and the form of Warrant.

Exercisability. The Pre-Funded Warrants are exercisable at any time after their original issuance until they are exercised in full. The Warrants are exercisable at any time after their original issuance up to the date that is ______ years after their original issuance. Each of the Warrants and the Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part by delivering to us a duly executed exercise notice and, at any time a registration statement registering the issuance of the ordinary shares underlying the Warrants or Pre-Funded Warrants under the Securities Act of 1933, as amended (the “Securities Act”), is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of ordinary shares subscribed for upon such exercise. If a registration statement registering the issuance of the ordinary shares underlying the Warrants or Pre-Funded Warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the Warrant or Pre-Funded Warrant through a cashless exercise, in which case the holder would receive upon such exercise the net number of ordinary shares determined according to the formula set forth in the Warrant or Pre-Funded Warrant provided a price of $0.00001 per share must be paid in respect of each ordinary share. In addition, a holder may also effect an “alternative cashless exercise” on or after the ______-day anniversary of the original issuance (provided that, in any event, the price per ordinary share shall not less than the nominal value of such share, being $0.00001 per share as at the date hereof). In such event, the aggregate number of ordinary shares issuable in such alternative cashless exercise shall equal the product of (x) the aggregate number of ordinary shares that would be issuable upon exercise of the Warrant in accordance with the terms of such Warrant if such exercise were by means of a cash exercise rather than a cashless exercise and (y) ______. No fractional ordinary shares will be issued in connection with the exercise of a Warrant or Pre-Funded Warrant. In lieu of fractional shares, we will pay the holder an amount in cash equal to the fractional amount multiplied by the exercise price.

Exercise Limitation. A holder will not have the right to exercise any portion of the Pre-Funded Warrants or Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or, upon election by a holder prior to the issuance of any Warrants, 9.99%) of the number of shares of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, upon at least 61 days’ prior notice from the holder to us with respect to any increase in such percentage.

Exercise Price. The non pre-funded exercise price for the Pre-Funded Warrants is $0.00001 per share. The exercise price per whole ordinary issuable upon exercise of the Warrants is $______ per share (not less than the nominal value of such share, being $0.00001 per share as at the date hereof). The exercise price of the Warrants may also be reduced to any amount and for any period of time at the sole discretion of our Board of Directors. The exercise price and number of ordinary shares issuable upon exercise will adjust in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications, dilutive issuances or similar events affecting our ordinary shares.

Transferability. Subject to applicable laws, the Warrants and the Pre-Funded Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Warrants or Pre-Funded Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Warrants and the Pre-Funded Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Warrants or the Pre-Funded Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a Warrant or Pre-Funded Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Warrants and the Pre-Funded Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the Warrants and the Pre-Funded Warrants will be entitled to receive upon exercise of the Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrant, in the event of certain fundamental transactions, the holders of the Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Warrants on the date of consummation of such transaction.

Waivers and Amendments. The warrants may be modified or amended or the provisions of such warrants waived with our consent and the consent of the holders of at least a majority of the outstanding warrants.

Governing Law. The Pre-Funded Warrants and the Warrants are governed by New York law.

Placement Agent Warrants

The following summary of certain terms and provisions of the Placement Agent Warrants offered hereby is not complete and is subject to, and qualified in its entirety by the provisions of the form of the Placement Agent Warrants, which is filed as an exhibit to the registration statement of which this prospectus forms a part. Prospective investors should carefully review the terms and provisions set forth in the form of the Placement Agent Warrant.

Duration and Exercise Price. Each Placement Agent Warrant offered hereby will have an initial exercise price equal to $______ per ordinary share (______% of the public offering price per Unit). The Placement Agent Warrants will be immediately exercisable and will expire ______ years from the commencement of sales in this offering. The exercise price and number of ordinary shares issuable upon exercise is subject to appropriate adjustment in the event of stock dividends, stock splits, reorganizations or similar events affecting our ordinary shares and the exercise price.

Exercisability. The Placement Agent Warrants may be exercised, in cash or by a cashless exercise at the election of the holder at any time during the four-and-one-half year period commencing 180 days from the effective date of the registration statement of which this prospectus is a part. Each Placement Agent Warrant may be exercised, in cash or by a cashless exercise at the election of the holder at any time following the date of issuance and from time to time thereafter through and including five years of the initial exercise date. The Placement Agent Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of our ordinary shares purchased upon such exercise (except in the case of a cashless exercise as discussed below). A holder (together with its affiliates) may not exercise any portion of such holder’s Placement Agent Warrants to the extent that the holder would own more than 4.99% of the outstanding ordinary shares immediately after exercise, except that upon at least 61 days’ prior notice from the holder to us, the holder may increase the amount of ownership of outstanding stock after exercising the holder’s Placement Agent Warrants up to 9.99% of the number of our ordinary shares outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Placement Agent Warrants. The ownership limit may be decreased upon notice from the holder to us.

Cashless Exercise. If, at the time a holder exercises its Placement Agent Warrants, a registration statement registering the issuance or resale of our ordinary shares underlying the Placement Agent Warrants under the Securities Act is not then effective or available for the issuance of such shares, then in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of our ordinary shares determined according to a formula set forth in the Placement Agent Warrants.

Transferability. Subject to applicable laws, the Placement Agent Warrants may be offered for sale, sold, transferred or assigned without our consent.

Exchange Listing. We do not intend to apply for the listing of the Placement Agent Warrants offered in this offering on any stock exchange. Without an active trading market, the liquidity of the Placement Agent Warrants will be limited.

Rights as a Shareholder. Except as otherwise provided in the Placement Agent Warrants or by virtue of such holder’s ownership of our ordinary shares, the holder of a Placement Agent Warrant does not have the rights or privileges of a holder of our ordinary shares, including any voting rights, until the holder exercises the Placement Agent Warrant.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Placement Agent Warrants and generally including, with certain exceptions, any reorganization, recapitalization or reclassification of our ordinary shares, the sale, transfer or other disposition of all or substantially all of our properties or assets, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding ordinary shares, or any person or group becoming the beneficial owner of 50% of the voting power represented by our outstanding ordinary shares, the holders of the Placement Agent Warrants will be entitled to receive upon exercise of the Placement Agent Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Placement Agent Warrants immediately prior to such fundamental transaction. Additionally, as more fully described in the Warrant, in the event of certain fundamental transactions, the holders of the Placement Agent Warrants will be entitled to receive consideration in an amount equal to the Black Scholes value of the Placement Agent Warrants on the date of consummation of such transaction.

Waivers and Amendments. The Placement Agent Warrants may be modified or amended or the provisions of such warrants waived with our consent and the consent of the holders of at least a majority of the outstanding Placement Agent Warrants.

Governing Law. The Pre-Funded Warrants and the Warrants are governed by New York law.

U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion is a summary of United States federal income tax considerations generally applicable to U.S. Holders (as defined below) of acquiring, owning and disposing of our Units (each consisting of one ordinary share or Pre-Funded Warrant and one Warrant) (which units or components thereof we sometimes refer to as our “securities” and holders thereof as “security holders”). This discussion addresses only those security holders that hold their securities as a capital asset within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”) (generally, property held for investment). Because the ordinary share or Pre-Funded Warrant and Warrant components of a Unit are generally separable at the option of the holder, the holder of a Unit generally should be treated, for United States federal income tax purposes, as the owner of the underlying ordinary share or Pre-Funded Warrant and Warrant components. As a result, the discussion below with respect to holders of ordinary shares or Pre-Funded Warrants and Warrants should also apply to holders of Units (as the deemed owners of the underlying components that constitute the Units).

This discussion is a summary only and does not discuss all aspects of U.S. federal income taxation that may be relevant to holders in light of their particular circumstances or status including:

•	financial institutions or financial services entities;
•	broker-dealers;
•	taxpayers that are subject to the mark-to-market accounting rules;
•	tax-exempt entities;
•	governments or agencies or instrumentalities thereof;

•	banks, insurance companies, and certain other financial institutions;
•	regulated investment companies or real estate investment trusts;
•	grantor trusts;
•	dealers or traders in securities, commodities or currencies;
•	persons subject to the alternative minimum tax;
•	expatriates and former citizens or long-term residents of the United States;
•	persons that actually or constructively own five percent or more of our voting shares;
•	persons that acquired our securities pursuant to an exercise of employee share options, in connection with employee share incentive plans or otherwise as compensation;
•	persons that hold our securities as part of a straddle, constructive sale, hedging, conversion or other integrated or similar transaction;
•	persons subject to special tax accounting rules under Section 451(b) of the Code;
•	passive foreign investment companies (“PFICs”) and corporations that accumulate earnings to avoid U.S. federal income tax;
•	Controlled foreign corporations or U.S. shareholders of controlled foreign corporations, as those terms are defined in Sections 951(b) and 957(a) of the Code, respectively;
•	S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);
•	tax-qualified retirement plans, individual retirement accounts, or other tax-deferred accounts; or
•	persons whose functional currency is not the U.S. dollar.

This discussion is based on provisions of the Code, proposed, temporary and final U.S. Treasury Regulations promulgated under the Code, judicial decisions and published rulings and administrative interpretations thereof, all as in effect on the date hereof and all of which are subject to differing interpretations or change, which change could apply retroactively and could affect the tax considerations described herein.

This discussion does not address U.S. federal taxes other than those pertaining to U.S. federal income taxation (such as estate or gift taxes, the alternative minimum tax or the Medicare tax on investment income), nor does it address any aspects of U.S. state or local or non-U.S. taxation.

This discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our securities through such entities. If a partnership (or any entity or arrangement so characterized for U.S. federal income tax purposes) holds our securities, the tax treatment of such partnership and a person treated as a partner of such partnership will generally depend on the status of the partner and the activities of the partnership. Partnerships holding our securities and persons that are treated as partners of such partnerships should consult their tax advisors as to the particular U.S. federal income tax consequences of acquiring, owning and disposing of our securities.

Except where otherwise noted, this discussion assumes that, and we believe that, we are properly treated as a foreign corporation that is not, and will not become, a passive foreign investment company, or a PFIC, as described below.

THIS SUMMARY IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF ACQUIRING, OWNING AND DISPOSING OF OUR SECURITIES. EACH HOLDER SHOULD CONSULT ITS OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR TAX CONSEQUENCES TO SUCH HOLDER OF ACQUIRING, OWNING AND DISPOSING OF OUR SECURITIES, INCLUDING THE EFFECTS OF U.S. FEDERAL, STATE AND LOCAL AND NON-U.S. TAX LAWS.

As used herein, a “U.S. Holder” is a beneficial owner of our securities who or that is, for U.S. federal income tax purposes:

•	an individual citizen or resident of the United States,
•
a corporation (or other entity that is treated as a corporation for U.S. federal income tax purposes) that is created or organized (or treated as created or organized) in or under the laws of the United States or any state thereof or the District of Columbia,

•	an estate whose income is subject to U.S. federal income tax regardless of its source, or
•
a trust if (1) a U.S. court can exercise primary supervision over the administration of such trust and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

Allocation of Purchase Price and Characterization of a Unit

No statutory, administrative or judicial authority directly addresses the treatment of a unit or instruments similar to a unit for United States federal income tax purposes, and therefore, that treatment is not entirely clear. The acquisition of a unit should be treated for United States federal income tax purposes as the acquisition of one of our ordinary shares or Pre-Funded Warrants, as applicable, and one Warrant. We intend to treat the acquisition of a unit in this manner and, by purchasing a unit, you must adopt such treatment for tax purposes. For United States federal income tax purposes, each holder of a unit must allocate the purchase price paid by such holder for such unit between the ordinary share or Pre-Funded Warrant, as applicable, and the Warrants based on the relative fair market value of each at the time of issuance. The price allocated to each ordinary share or Pre-Funded Warrant and Warrants should be the shareholder’s tax basis in such ordinary share or Pre-Funded Warrant and Warrants. Any disposition of a unit should be treated for United States federal income tax purposes as a disposition of the ordinary share or Pre-Funded Warrant, as applicable, and the Warrants comprising the unit, and the amount realized on the disposition should be allocated between the ordinary share or Pre-Funded Warrant, as applicable, and the Warrants based on their respective relative fair market values. The separation of the ordinary share or Pre-Funded Warrant and the Warrants constituting a unit should not be a taxable event for United States federal income tax purposes.

The foregoing treatment of the unit and a holder’s purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisor regarding the tax consequences of an investment in a unit (including alternative characterizations of a unit). The balance of this discussion assumes that the characterization of the units described above is respected for United States federal income tax purposes.

Income Tax Treatment of Pre-funded Warrants

Although not entirely free from doubt, a Pre-Funded Warrant should be treated as an ordinary share for U.S. federal income tax purposes and a holder of Pre-Funded Warrants therefore should generally be taxed in the same manner as a holder of an ordinary share, as described below. Accordingly, no gain or loss should be recognized upon the exercise of a Pre-Funded Warrant and, upon exercise, the holding period of a Pre-Funded Warrant should carry over to the ordinary share received. Similarly, the tax basis of the Pre-Funded Warrant should carry over to the ordinary share received upon exercise, increased by the exercise price of $0.00001 per share. Each prospective investor is urged to consult its tax advisors regarding the tax risks associated with the acquisition of Pre-Funded Warrants pursuant to this offering (including potential alternative characterizations). The balance of this discussion generally assumes that the characterization described above is respected for U.S. federal income tax purposes and the discussion below, to the extent it pertains to ordinary shares, is generally intended also to pertain to Pre-Funded Warrants.

U.S. Federal Income Tax Considerations of Owning Ordinary Shares and Warrants

Taxation of Dividends and Other Distributions on Ordinary Shares

Subject to the discussion of the PFIC rules discussed below, if SuperCom makes a distribution of cash or other property to a U.S. Holder of ordinary shares, such distributions will generally be treated as a dividend for U.S. federal income tax purposes to the extent the distribution is paid out of SuperCom’s current or accumulated earnings and profits (as determined under U.S. federal income tax principles). Such dividends will be taxable to a corporate U.S. Holder at regular rates and will not be eligible for the dividends-received deduction generally allowed to domestic corporations in respect of dividends received from other domestic corporations.

Distributions in excess of such earnings and profits will generally be applied against and reduce the U.S. Holder’s basis in its ordinary shares (but not below zero) and, to the extent in excess of such basis, will be treated as gain from the sale or exchange of such ordinary shares.

With respect to non-corporate U.S. Holders, dividends will generally be taxed at preferential long-term capital gains rates only if (i) ordinary shares are readily tradable on an established securities market in the United States or (ii) if SuperCom is eligible for the benefits of the income tax treaty between the United States and Israel (the “Tax Treaty”), in each case provided that SuperCom is not treated as a PFIC at the time the dividend was paid or in the previous year and certain other requirements are met. Although the ordinary shares are listed on NASDAQ, there can be no assurances that SuperCom will be or remain eligible for benefits of the Tax Treaty or that the ordinary shares will be considered readily tradeable on an established securities market in the United States in future years. U.S. Holders should consult their tax advisors regarding the availability of the lower rate for any dividends paid with respect to our ordinary shares.

Subject to certain conditions and limitations (including, that any reduction in withholding available to the U.S. holder under the Tax Treaty have been claimed), non-refundable foreign “covered withholding taxes”, if any, on dividends paid on ordinary shares may be treated as foreign taxes eligible for a credit against a U.S. Holder’s U.S. federal income tax liability under the U.S. foreign tax credit rules. Dividends paid by SuperCom generally will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by SuperCom with respect to the ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.” The rules governing the U.S. foreign tax credit are complex and U.S. Holders should consult their tax advisors regarding the availability of the U.S. foreign tax credit under their particular circumstances.

A holder of a Pre-Funded Warrant should consult its tax advisor regarding the tax treatment of any distribution with respect to such Pre-Funded Warrant that is held in abeyance in connection with any applicable Beneficial Ownership Limitation.

Taxation on the Disposition of Securities

Subject to the PFIC rules discussed below, upon a sale or other taxable disposition of our securities, a U.S. Holder will generally recognize capital gain or loss. The amount of gain or loss recognized will generally be equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition (or, if the ordinary shares, Pre-Funded Warrants or Warrants are held as part of units at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the ordinary shares, Pre-Funded Warrants or Warrants based upon the then fair market values of the ordinary shares or Pre-Funded Warrants and Warrants included in the units) and (ii) the U.S. Holder’s adjusted tax basis in its securities. A U.S. Holder’s adjusted tax basis in its ordinary shares or Pre-Funded Warrants and unexercised Warrants generally will equal the U.S. Holder’s acquisition cost (that is, the portion of the purchase price of a unit allocated to an ordinary share, Pre-Funded Warrant or Warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”) reduced by any prior distributions treated as a return of capital. See “—Exercise, Lapse or Redemption of a Warrant” below for a discussion regarding a U.S. Holder’s basis in an ordinary share acquired pursuant to the exercise of a Warrant.

Under tax law currently in effect, long-term capital gains recognized by non-corporate U.S. Holders are generally subject to U.S. federal income tax at a reduced rate of tax. Capital gain or loss will constitute long-term capital gain or loss if the U.S. Holder’s holding period for the ordinary shares or Warrants exceeds one year. The deductibility of capital losses is subject to various limitations.

Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any non-U.S. tax (including “covered withholding tax”) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such tax meets specific regulatory requirements and such U.S. Holder has foreign source income or gain in the same category from other sources. Moreover, there are special rules under the Tax Treaty, which may impact a U.S. Holder’s ability to claim a foreign tax credit. U.S. Holders are urged to consult their own tax advisors regarding the ability to claim a foreign tax credit and the application of the Tax Treaty to such U.S. Holder’s particular circumstances.

Exercise or Lapse of a Warrant

Subject to the PFIC rules discussed below and except as discussed below with respect to the cashless exercise of a Warrant, a U.S. Holder will generally not recognize gain or loss upon the exercise of a Warrant for cash. An ordinary share subscribed for pursuant to the exercise of a Warrant for cash will generally have a tax basis equal to the U.S. Holder’s tax basis in the Warrant (that is, the portion of the U.S. Holder’s purchase price for the units that is allocated to the Warrant, as described above under “—Allocation of Purchase Price and Characterization of a Unit”), increased by the amount paid to exercise the Warrant.

It is unclear whether a U.S. Holder’s holding period for the ordinary share will commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant; in either case, the holding period will not include the period during which the U.S. Holder held the Warrant. If a Warrant is allowed to lapse unexercised, a U.S. Holder will generally recognize a capital loss equal to such holder’s tax basis in the Warrant.

Because of the absence of authority specifically addressing the treatment of a cashless exercise of Warrants under U.S. federal income tax law, the treatment of such a cashless exercise is unclear. A cashless exercise may be tax-free, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. Alternatively, a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized.

In either tax-free situation, a U.S. Holder’s tax basis in the ordinary shares received would generally equal the U.S. Holder’s tax basis in the Warrants. If a cashless exercise is not treated as a realization event, it is unclear whether a U.S. Holder’s holding period for the ordinary shares received on exercise will be treated as commencing on the date of exercise of the Warrant or the following day. If a cashless exercise is treated as a recapitalization, the holding period of the ordinary shares received will include the holding period of the Warrants.

If a cashless exercise is treated as a taxable exchange, a U.S. Holder could be deemed to have surrendered Warrants with an aggregate fair market value equal to the exercise price for the total number of Warrants to be exercised. In this case, the U.S. Holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the Warrants deemed surrendered and the U.S. Holder’s tax basis in such Warrants. A U.S. Holder’s tax basis in the ordinary shares received would equal the sum of the U.S. Holder’s initial investment in the Warrants exercised (i.e., the U.S. Holder’s purchase price for the Warrant (or the portion of such U.S. Holder’s purchase price for units that is allocated to the Warrant) and the exercise price of such Warrants). It is unclear whether a U.S. Holder’s holding period for the ordinary shares would commence on the date of exercise of the Warrant or the day following the date of exercise of the Warrant.

SuperCom expects a U.S. Holder’s cashless exercise of Warrants to be treated as a recapitalization for U.S. federal income tax purposes. However, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their tax advisors regarding the tax consequences of a cashless exercise.

Possible Constructive Distributions

The terms of each Warrant provide for an adjustment to the number of ordinary shares for which the Warrant may be exercised or to the exercise price of the Warrant in certain events, as discussed under “Description of Securities.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a Warrant would, however, be treated as receiving a constructive distribution from us if, for example, the adjustment increases the holder’s proportionate interest in our assets or earnings and profits (for instance, through an increase in the number of ordinary shares that would be obtained upon exercise of such Warrant) as a result of a distribution of cash or other property such as other securities to the holders of the ordinary shares which is taxable to the U.S. Holders of such shares as described under “-Taxation of Dividends and Other Distributions on Ordinary Shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such Warrant received a cash distribution from us equal to the fair market value of such increased interest.

Passive Foreign Investment Company Considerations

A foreign (i.e., non-U.S.) corporation will be a PFIC for U.S. federal income tax purposes if at least 75% of its gross income in a taxable year of the foreign corporation, including its pro rata share of the gross income of any corporation in which it is considered to own at least 25% of the shares by value, is passive income. Alternatively, a foreign corporation will be a PFIC if at least 50% of its assets in a taxable year of the foreign corporation, ordinarily determined based on fair market value and averaged quarterly over the year, including its pro rata share of the assets of any corporation in which it is considered to own at least 25% of the shares by value, are held for the production of, or produce, passive income. Subject to some limited exceptions, cash (whether or not constituting working capital or used to generate interest income) may be treated as a passive asset. Passive income generally includes dividends, interest, rents and royalties (other than certain rents or royalties derived from the active conduct of a trade or business) and gains from the disposition of passive assets.

The determination as to whether a non-U.S. corporation is a PFIC is based on the application of complex U.S. federal income tax rules, which are subject to differing interpretations, the composition of the income, expenses and assets of the non-U.S. corporation from time to time and the nature of the activities performed by its officers and employees. For this reason, while we do not presently expect to be a PFIC for the current taxable year or the immediate future, there can be no assurance that the composition of our income and assets will not change, or that the IRS will not reach a contrary conclusion. You are urged to consult your tax advisers regarding the risks associated in investing in a company that may be a PFIC. Further, the PFIC tests must be applied every year, and it is possible that we may become a PFIC in a future taxable year if the nature and extent of our activities were to change, or if the composition of our income and assets change in any material respect. In addition, our actual PFIC status for any taxable year is not determinable until after the end of such taxable year, and we may not determine our PFIC status for any future taxable year. Because of these uncertainties, it is possible that we may be a PFIC for the current or any other taxable year.

If SuperCom is determined to be a PFIC for any taxable year (or portion thereof) that is included in the holding period of a U.S. Holder and the U.S. Holder did not make a timely qualified electing fund (“QEF”) election for SuperCom’s first taxable year as a PFIC in which the U.S. Holder held (or was deemed to hold) ordinary shares, a QEF election along with a deemed sale (or purging) election, or a “mark-to-market” election, each as described below, such holder generally will be subject to special rules with respect to:

•	any gain recognized by the U.S. Holder on the sale or other disposition of its ordinary shares or Warrants; and
•
any “excess distribution” made to the U.S. Holder (generally, any distributions to such U.S. Holder during a taxable year of the U.S. Holder that are greater than 125% of the average annual distributions received by such U.S. Holder in respect of SuperCom securities during the three preceding taxable years of such U.S. Holder or, if shorter, such U.S. Holder’s holding period for such securities).

Under these rules:

•	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for its securities;
•
the amount allocated to the U.S. Holder’s taxable year in which the U.S. Holder recognized the gain or received the excess distribution, or to the period in the U.S. Holder’s holding period before the first day of our first taxable year in which we are a PFIC, will be taxed as ordinary income;

•
the amount allocated to other taxable years (or portions thereof) of the U.S. Holder and included in its holding period will be taxed at the highest tax rate in effect for that year and applicable to the U.S. Holder; and

•	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such other taxable year of the U.S. Holder.

In general, if SuperCom is determined to be a PFIC, a U.S. Holder may avoid the PFIC tax consequences described above in respect to its ordinary shares (but not Warrants) by making a timely QEF election (if eligible to do so) to include in income its pro rata share of SuperCom’s net capital gains (as long-term capital gain) and other earnings and profits (as ordinary income), on a current basis, in each case whether or not distributed, in the first taxable year of the U.S. Holder in which or with which SuperCom’s taxable year ends if SuperCom is treated as a PFIC for that taxable year. A U.S. Holder generally may make a separate election to defer the payment of taxes on undistributed income inclusions under the QEF rules, but if deferred, any such taxes will be subject to an interest charge.

A U.S. Holder may not make a QEF election with respect to Warrants. As a result, if a U.S. Holder sells or otherwise disposes of such Warrants (other than upon exercise of such Warrants), any gain recognized will generally be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above, if is a PFIC at any time during the period the U.S. Holder held the Warrants. If a U.S. Holder that exercises such Warrants properly makes a QEF election with respect to the newly acquired ordinary shares, the QEF election will apply to the newly acquired ordinary shares, but the adverse tax consequences relating to PFIC shares, adjusted to take into account the current income inclusions resulting from the QEF election, will continue to apply with respect to such newly acquired ordinary shares (which will generally be deemed to have a holding period for purposes of the PFIC rules that includes the period the U.S. Holder held the Warrants), unless the U.S. Holder makes a purging election under the PFIC rules. The purging election creates a deemed sale of such shares at their fair market value. The gain recognized by the purging election will be subject to the special tax and interest charge rules treating the gain as an excess distribution, as described above. As a result of the purging election, the U.S. Holder will increase the adjusted basis in the ordinary shares acquired upon the exercise of the Warrants by the gain recognized and will also have a new holding period in such shares for purposes of the PFIC rules.

The QEF election is made on a shareholder-by-shareholder basis and, once made, can be revoked only with the consent of the IRS. A U.S. Holder generally makes a QEF election by attaching a completed IRS Form 8621 (Return by a Shareholder of a Passive Foreign Investment Company or Qualified Electing Fund), including the information provided in a PFIC annual information statement, to a timely filed U.S. federal income tax return for the tax year to which the election relates. Retroactive QEF elections generally may be made only by filing a protective statement with such return and if certain other conditions are met or with the consent of the IRS. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a retroactive QEF election under their particular circumstances.

In order to comply with the requirements of a QEF election, a U.S. Holder must receive a PFIC annual information statement from SuperCom. If SuperCom determines that it is a PFIC for any taxable year, it will endeavor to provide to a U.S. Holder upon request such information as the IRS may require, including a PFIC annual information statement, in order to enable the U.S. Holder to make and maintain a QEF election. However, there is no assurance that SuperCom will have timely knowledge of its status as a PFIC in the future or of the required information to be provided.

If a U.S. Holder has made a QEF election with respect to ordinary shares, and the special tax and interest charge rules do not apply to such shares (because of a timely QEF election for SuperCom’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) such shares or a purge of the PFIC taint pursuant to a purging election, as described above), any gain recognized on the sale of ordinary shares will generally be taxable as capital gain and no interest charge will be imposed under the PFIC rules. As discussed above, U.S. Holders who make a QEF election with respect to a PFIC are currently taxed on their pro rata shares of such PFIC’s earnings and profits, whether or not distributed. In such case, a subsequent distribution of such earnings and profits that were previously included in income should generally not be taxable as a dividend to such U.S. Holders. The tax basis of a U.S. Holder’s shares in a PFIC with respect to which a QEF election has been made will be increased by amounts that are included in income, and decreased by amounts distributed but not taxed as dividends, under the above rules. Similar basis adjustments apply to property if by reason of holding such property the U.S. Holder is treated under the applicable attribution rules as owning shares in a PFIC with respect to which a QEF election has been made.

As noted above, an initial determination that SuperCom is a PFIC will generally apply for subsequent years to a U.S. Holder who held SuperCom securities while SuperCom was a PFIC, whether or not SuperCom meets the test for PFIC status in those subsequent years. A U.S. Holder who makes the QEF election discussed above for SuperCom’s first taxable year as a PFIC in which the U.S. Holder holds (or is deemed to hold) ordinary shares, however, will not be subject to the PFIC tax and interest charge rules discussed above in respect to such shares. In addition, such U.S. Holder will not be subject to the QEF inclusion regime with respect to such shares for any taxable year of SuperCom that ends within or with a taxable year of the U.S. Holder and in which SuperCom is not a PFIC. On the other hand, if the QEF election is not effective for each of SuperCom’s taxable years in which SuperCom is a PFIC and the U.S. Holder holds (or is deemed to hold) ordinary shares, the PFIC rules discussed above will continue to apply to such shares unless the holder makes a purging election, as described above, and pays the tax and interest charge with respect to the gain inherent in such shares attributable to the pre-QEF election period.

Alternatively, if a U.S. Holder, at the close of its taxable year, owns (or is deemed to own) shares in a PFIC that are treated as marketable shares, the U.S. Holder may make a mark-to-market election with respect to such shares for such taxable year. If the U.S. Holder makes a valid mark-to-market election for the first taxable year of the U.S. Holder in which the U.S. Holder holds (or is deemed to hold) ordinary shares in and for which SuperCom is determined to be a PFIC, such holder will generally not be subject to the PFIC rules described above in respect to its ordinary shares as long as such shares continue to be treated as marketable shares. Instead, in general, the U.S. Holder will include as ordinary income for each year that SuperCom is treated as a PFIC the excess, if any, of the fair market value of its Ordinary Shares at the end of its taxable year over the adjusted basis in its ordinary shares. The U.S. Holder also will be allowed to take an ordinary loss in respect of the excess, if any, of the adjusted basis of its ordinary shares over the fair market value of its ordinary shares at the end of its taxable year (but only to the extent of the net amount of previously included income as a result of the mark-to-market election). The U.S. Holder’s basis in its ordinary shares will be adjusted to reflect any such income or loss amounts, and any further gain recognized on a sale or other taxable disposition of the ordinary shares in a taxable year in which SuperCom is treated as a PFIC will be treated as ordinary income. Special tax rules may also apply if a U.S. Holder makes a mark-to-market election for a taxable year after the first taxable year in which the U.S. Holder holds (or is deemed to hold) its ordinary shares and for which SuperCom is treated as a PFIC. Currently, a mark-to-market election may not be made with respect to Warrants.

The mark-to-market election is available only for stock that is regularly traded on a national securities exchange that is registered with the SEC, including Nasdaq, or on a foreign exchange or market that the IRS determines has rules sufficient to ensure that the market price represents a legitimate and sound fair market value. U.S. Holders should consult their own tax advisors regarding the availability and tax consequences of a mark-to-market election in respect to ordinary shares under their particular circumstances.

If SuperCom is a PFIC and, at any time, has a foreign subsidiary that is classified as a PFIC, U.S. Holders would generally be deemed to own a portion of the shares of such lower-tier PFIC, and generally could incur liability for the deferred tax and interest charge described above if SuperCom receives a distribution from, or disposes of all or part of SuperCom’s interest in, the lower-tier PFIC or the U.S. Holders otherwise were deemed to have disposed of an interest in the lower-tier PFIC. Upon request, SuperCom will endeavor to cause any lower-tier PFIC to provide to a U.S. Holder the information that may be required to make or maintain a QEF election with respect to the lower-tier PFIC. However, there is no assurance that SuperCom will have timely knowledge of the status of any such lower-tier PFIC. In addition, SuperCom may not hold a controlling interest in any such lower-tier PFIC and thus there can be no assurance we will be able to cause the lower-tier PFIC to provide the required information. A mark-to-market election generally would not be available with respect to such lower-tier PFIC. U.S. Holders are urged to consult their own tax advisors regarding the tax issues raised by lower-tier PFICs.

A U.S. Holder that owns (or is deemed to own) shares in a PFIC during any taxable year of the U.S. Holder, may have to file an IRS Form 8621(whether or not a QEF or market-to-market election is made) with such U.S. Holder’s U.S. federal income tax return and provide such other information as may be required by the U.S. Treasury Department. The rules dealing with PFICs and with the QEF and mark-to-market elections are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders of SuperCom securities should consult their own tax advisors concerning the application of the PFIC rules to SuperCom securities under their particular circumstances.

Information Reporting and Backup Withholding

In general, information reporting requirements will apply to dividends received by U.S. Holders of ordinary shares (including constructive dividends), and the proceeds received on the disposition of ordinary shares and Warrants effected within the United States (and, in certain cases, outside the United States), in each case, other than U.S. Holders that are exempt recipients (such as corporations). As stated above, information reporting requirements will also apply to redemptions from U.S. Holders of ordinary shares. Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent or the U.S. Holder’s broker) or is otherwise subject to backup withholding.

Certain U.S. Holders holding specified foreign financial assets with an aggregate value in excess of the applicable dollar threshold are required to report information to the IRS relating to SuperCom securities, subject to certain exceptions (including an exception for SuperCom securities held in accounts maintained by U.S. financial institutions), by attaching a complete IRS Form 8938, Statement of Specified Foreign Financial Assets, with their tax return, for each year in which they hold SuperCom securities. In addition to these requirements, U.S. Holders may be required to annually file FinCEN Report 114 (Report of Foreign Bank and Financial Accounts) with the U.S. Department of Treasury. U.S. Holders should consult their own tax advisors regarding information reporting requirements relating to their ownership of SuperCom securities. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or credit against a holder’s U.S. federal income tax liability, if any, provided the required information is timely furnished to the IRS.

PLAN OF DISTRIBUTION

We are offering up to ______ Units, based on an assumed public offering price of $______ per Unit, each consisting of an ordinary share or Pre-Funded Warrant and one Warrant to purchase one ordinary share each, for gross proceeds of up to $______ million before deduction of placement agent commissions and offering expenses, in a best-efforts offering, and assuming no exercise of the Warrants and the Pre-Funded Warrants and the Placement Agent Warrants. There is no minimum amount of proceeds that is a condition to closing of this offering. The actual amount of gross proceeds, if any, in this offering could vary substantially from the gross proceeds from the sale of the maximum amount of securities being offered in this prospectus.

Pursuant to a placement agency agreement, dated as of ______, 2023, we have engaged ______ to act as our exclusive placement agent (the “Placement Agent”) to solicit offers to purchase the securities offered by this prospectus. The Placement Agent is not purchasing or selling any securities, nor is it required to arrange for the purchase and sale of any specific number or dollar amount of securities, other than to use its “reasonable best efforts” to arrange for the sale and/or issuance (as applicable) of the securities by us. Therefore, we may not sell the entire amount of securities being offered. We will enter into a securities purchase agreement directly with the institutional investors, at the investor’s option, who purchase our securities in this offering. Investors who do not enter into a securities purchase agreement shall rely solely on this prospectus in connection with the purchase of our securities in this offering. The Placement Agent may engage one or more subagents or selected dealers in connection with this offering.

The placement agency agreement provides that the Placement Agent’s obligations are subject to conditions contained in the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase and/or subscription for (as applicable) of the securities offered pursuant to this prospectus. We expect to deliver the securities being offered pursuant to this prospectus on ______, 2023.

Placement Agent Fees, Commissions and Expenses

Upon the closing of this offering, we will pay the Placement Agent a cash transaction fee equal to 6% of the aggregate gross cash proceeds to us from the sale and/or issuance (as applicable) of the securities in the offering. In addition, we will reimburse the Placement Agent for its out-of-pocket expenses incurred in connection with this offering, including the fees and expenses of the counsel for the Placement Agent, up to $______.

We have also agreed to issue to the Placement Agent and its designees warrants to purchase that number of our ordinary shares equal to ______% of the aggregate number of our ordinary shares (or our ordinary share equivalents) issued in this offering. The exercise price per ordinary share of those warrants is $______ (______% of the public offering price per Unit in this offering) and will terminate on the ______-year anniversary of commencement of sales in this offering. The Placement Agent Warrants are registered on the registration statement of which this prospectus is a part. The form of the Placement Agent Warrants is included as an exhibit to this registration statement of which this prospectus forms a part.

We estimate that the total expenses of the offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding Placement Agent fees, will be approximately $______, all of which are payable by us. This figure includes the Placement Agent’s accountable expenses, including, but not limited to, legal fees for Placement Agent’s legal counsel, that we have agreed to pay at the closing of the offering up to an aggregate expense reimbursement of $______.

 The following table shows the public offering price, Placement Agent fees and proceeds, before expenses, to us, assuming the purchase of all the securities we are offering.

	Per Ordinary Share and Warrant	Per Pre-Funded Warrant and Warrant	Total
Offering Price	$	$	$
Placement agent fees
Proceeds before expenses to us	$	$	$

Indemnification

We have agreed to indemnify the placement agent against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in our engagement letter with the placement agent. We have also agreed to contribute to payments the placement agent may be required to make in respect of such liabilities.

Determination of Offering Price and Exercise Price

The actual public offering price of the securities we are offering, and the exercise price of the Warrants and Pre-Funded Warrants included in the Units that we are offering, were negotiated between us and the investors in the offering based on the trading of the ordinary shares prior to the offering, among other things. Other factors considered in determining the public offering price of the securities we are offering, as well as the exercise price of the Warrants included in the Units and Pre-Funded Warrants that we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, the general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by it and any profit realized on the resale of the securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent would be required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the Placement Agent acting as principal. Under these rules and regulations, the Placement Agent (i) may not engage in any stabilization activity in connection with our securities and (ii) may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

Electronic Distribution

This prospectus in electronic format may be made available on websites or through other online services maintained by the placement agent, or by its affiliates. Other than this prospectus in electronic format, the information on the placement agent’s website and any information contained in any other website maintained by the placement agent is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the placement agent in its capacity as an underwriter, and should not be relied upon by investors.

Certain Relationships

The Placement Agent and its affiliates have and may in the future provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Listing

Our ordinary shares are currently listed on Nasdaq under the symbol SPCB.

MATERIAL CHANGES FROM FORM 20-F

None.

EXPENSES

The following table sets forth the fees and expenses, other than placement agent fees, payable in connection with the registration of our securities hereunder. All amounts are estimates except the SEC registration fee and the FINRA filing fee.

SEC registration fee		$2,271
FINRA filing fee	$	*
Transfer agent fees and expenses	$	*
Printing and mailing expenses	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total		$2,271

* These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

LEGAL MATTERS

The validity of the securities offered by this prospectus and other legal matters concerning this offering relating to Israeli law has been passed upon for us by S. Friedman & Co. Certain legal matters with respect to U.S. federal law and New York law in connection with this offering will be passed upon for us by Foley Shechter Ablovatskiy LLP. Additional legal matters may be passed upon for us or any underwriters, dealers or agents, by counsel that we will name in the applicable prospectus supplement.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2022 have been so incorporated in reliance on the report of Yarel + Partners, Certified Public Accountant (Isr.), an independent registered public accounting firm. The financial statements incorporated in this prospectus by reference to the Annual Report on Form 20-F for the year ended December 31, 2021 have been so incorporated in reliance on the report of Halperin Ilanit, Certified Public Accountant (Isr.), an independent registered public accounting firm.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form F-1 under the Securities Act with respect to the securities offered by this prospectus. This prospectus, which is part of the registration statement, omits certain information, exhibits, schedules and undertakings set forth in the registration statement. For further information pertaining to us and the securities offered hereby, reference is made to the registration statement and the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents or provisions of any documents referred to in this prospectus are not necessarily complete, and in each instance where a copy of the document has been filed as an exhibit to the registration statement, reference is made to the exhibit for a more complete description of the matters involved.

You may read and copy all or any portion of the registration statement without charge at the public reference room of the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549. Copies of the registration statement may be obtained from the Securities and Exchange Commission at prescribed rates from the public reference room of the Securities and Exchange Commission at such address. You may obtain information regarding the operation of the public reference room by calling 1-800-SEC-0330. In addition, registration statements and certain other filings made with the Securities and Exchange Commission electronically are publicly available through the Securities and Exchange Commission’s website at www.sec.gov. The registration statement, including all exhibits and amendments to the registration statement, has been filed electronically with the Securities and Exchange Commission. You may also read all or any portion of the registration statement and certain other filings made with the Securities and Exchange Commission on our website at www.supercom.com. The information contained in, and that can be accessed through, our website is not incorporated into and is not part of this prospectus.

We are subject to the reporting requirements of the Exchange Act that are applicable to a foreign private issuer. In accordance with the Exchange Act, we file reports, including Annual Reports on Form 20-F by April 30 of each year. We also furnish to the SEC under cover of Form 6-K material information required to be made public in Israel, filed with and made public by any stock exchange or distributed by us to our shareholders.

As a foreign private issuer, we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders and our officers, directors and principal shareholders are exempt from the “short-swing profits” reporting and liability provisions contained in Section 16 of the Exchange Act and related Exchange Act rules.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual and special reports and other information with the SEC. These filings contain important information which does not appear in this prospectus. The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to other documents which we have filed or will file with the SEC. We are incorporating by reference in this prospectus the documents listed below and all amendments or supplements we may file to such documents, as well as any future filings we may make with the SEC on Form 20-F under the Exchange Act before the time that all of the securities offered by this prospectus have been sold or de-registered:

•	our Registration Statement on Form F-3, filed with the SEC on December 1, 2021;
•	our Annual Report on Form 20-F for the fiscal year ended on December 31, 2022, filed with the SEC on April 20, 2023;
•	our Report on Form 6-K filed with the SEC on March 31, 2023; and
•	our Report on Form 6-K filed with the SEC on April 3, 2023.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

This prospectus shall also be deemed to incorporate by reference all subsequent annual reports filed on Form 20-F prior to the termination of the offering made by this prospectus. We may incorporate by reference into this prospectus, any Form 6-K meeting the requirements of Form F-1 which is submitted to the SEC after the date of this prospectus and before the date of termination of this offering. Any such Form 6-K which we intend to so incorporate shall state in such form that it is being incorporated by reference into this prospectus.

We will provide you without charge, upon your written or oral request, a copy of any of the documents incorporated by reference in this prospectus, other than exhibits to such documents which are not specifically incorporated by reference into such documents. Please direct your written or telephone requests to

SuperCom Ltd.
3 Rothschild Street
Tel-Aviv, Israel
Attn: Ordan Trabelsi, Chief Executive Officer
telephone number +972 (9) 889-0850

You may also obtain information about us by visiting our website at www.supercom.com. Information contained in our website is not part of this prospectus.

As a foreign private issuer, we are exempt from the rules under Section 14 of the Exchange Act prescribing the furnishing and content of proxy statements and our officers, directors and principal shareholders are exempt from the reporting and other provisions in Section 16 of the Exchange Act.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the State of Israel. Service of process upon us and upon our directors and officers and the Israeli experts named in this prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of our assets and substantially all of our directors and officers are located outside the United States, any judgment obtained in the United States against us or any of our directors and officers may not be collectible within the United States.

It may be difficult to assert U.S. securities law claims in original actions instituted in Israel. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws because Israel is not the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law.

Subject to specified time limitations and legal procedures, Israeli courts may enforce a United States judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:

•
the judgments are obtained after due process before a court of competent jurisdiction, according to the laws of the state in which the judgment is given and the rules of private international law currently prevailing in Israel;

•
the prevailing law of the foreign state in which the judgments were rendered allows the enforcement of judgments of Israeli courts (however, the Israeli courts may waive this requirement following a request by the attorney general);

•	adequate service of process has been effected and the defendant has had a reasonable opportunity to be heard and to present his or her evidence;
•	the judgments are not contrary to public policy, and the enforcement of the civil liabilities set forth in the judgment does not impair the security or sovereignty of the State of Israel;
•	the judgments were not obtained by fraud and do not conflict with any other valid judgment in the same matter between the same parties;
•	an action between the same parties in the same matter is not pending in any Israeli court at the time the lawsuit is instituted in the foreign court; and
•	the obligations under the judgment are enforceable according to the laws of the State of Israel and according to the law of the foreign state in which the relief was granted.

We have irrevocably appointed SuperCom, Inc. as our agent to receive service of process in any action against us in any United States federal or state court arising out of this offering or any purchase or sale of securities in connection with this offering.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates.

Up to ______ Units
consisting of
Ordinary Shares or Pre-Funded Warrants to Purchase Ordinary Shares and Warrants to Purchase Ordinary Shares
Placement Agent Warrants to Purchase up to ______ Ordinary Shares
Ordinary Shares Underlying the Placement Agent Warrants

SuperCom Ltd.

Preliminary Prospectus

           ______, 2023

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 6. Indemnification of Directors and Officers.

Exculpation, Insurance and Indemnification of Directors and Officers

Exculpation of Office Holders

Under the Israeli Companies Law (“Companies Law”), an Israeli company may not exculpate an office holder from liability for breach of his duty of loyalty, but may exculpate in advance an office holder from liability to the company, in whole or in part, for a breach of his duty of care, provided the articles of association of the company allow it to do so. Our Articles of Association allow us to exculpate our office holders from liability towards us for breach of duty of care to the maximum extent permitted by law.

Office Holder Insurance

Our Articles of Association provide that, subject to the provisions of the Companies Law, we may enter into a contract for the insurance of the liability of any of our office holders for any act done by him or her by virtue of being an office holder, in respect of any of the following:

•	a breach of duty of care towards us or any other person;
•	a breach of fiduciary obligations towards us, provided that the office holder acted in good faith and had reasonable grounds to assume that his or her act would not be to our detriment;
•	a financial liability imposed on him or her in favor of another person; or
•	any other event for which insurance of an office holder is or may be permitted.

Indemnification of Office Holders

Our Articles of Association provide that we may indemnify an office holder for the following cases of liability and expenses incurred by him or her as a result of an act done by him or her by virtue of being an office holder:

•
financial liability imposed upon said office holder in favor of another person by virtue of a decision by a court of law, including a decision by way of settlement or a decision in arbitration which has been confirmed by a court of law;

•	reasonable expenses of the proceedings, including lawyers’ fees, expended by the office holder or imposed on him by the court for:

(1)	proceedings issued against him by or on behalf of our company or by a third party;
(2)	criminal proceedings in which the office holder was acquitted;
(3)	criminal proceedings in which he was convicted in an offense, which did not require proof of criminal intent; or
(4)	any other liability or expense for which the indemnification of an officer holder is not precluded by law.

We have obtained directors’ and officers’ liability insurance for the benefit of our office holders. In addition, we have granted indemnification letters to our office holders.

Limitations on Exculpation, Insurance and Indemnification

The Companies Law provides that a company may not exculpate or indemnify an office holder, or enter into an insurance contract, which would provide coverage for any monetary liability incurred as a result of any of the following:

•
a breach by the office holder of his or her duty of loyalty towards the company unless, with respect to insurance coverage, the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•	a breach by the office holder of his or her duty of care if the breach was done intentionally or recklessly;
•	any act or omission done with the intent to derive an illegal personal benefit; or
•	any fine levied against the office holder.

Required Approvals

In addition, under the Companies Law, any exculpation of, indemnification of, or procurement of insurance coverage for, our office holders must be approved by our audit committee and our board of directors and, if the beneficiary is a director, an additional approval by our shareholders is required.

Item 7. Recent Sales of Unregistered Securities.

The following information sets forth certain information with respect to all unregistered securities which we have sold during the last three years:

During the fiscal year ended December 31, 2020 and 2021, we issued 238,000 shares and 238,000 warrants to purchase our ordinary shares at an exercise price of $17 per share for gross proceeds of approximately $3.2 million, which warrants are exercisable until July 2025. During the fiscal year ended December 31, 2022, we issued 568,869 warrants to purchase our ordinary shares at an exercise price of $7 per share, which warrants are exercisable until 2027.

During the fiscal years ended December 31, 2020, 2021 and 2022, we issued an aggregate of 141,452, 824,063 and 1,650 of our ordinary shares to certain warrants and options holders, certain of our noteholders, employees, consultants and vendors in exchange of promissory notes principals and cash exercise proceeds in an aggregate amount of approximately $1,356,000, $7,601,000 and 1.

During the fiscal years ended December 31, 2020, 2021 and 2022, we issued an aggregate of 0, 0 and 800,937 options to purchase our ordinary shares to certain of our employees, consultants and vendors with a weighted average exercise price of $3.25 per share.

On March 31, 2023, we completed a registered direct offering with a single accredited institutional investor of an aggregate of 485,000 of its ordinary shares and 1,032,615 pre-funded warrants to purchase ordinary shares with an exercise price of $0.00001 per share, and concurrent private placement to such investor of our private warrants to purchase an aggregate of 1,517,615 of ordinary shares at an exercise price of $1.66 per share. The private warrants are immediately exercisable and expire on March 31, 2028. In connection with the closing of these offerings, we agreed that certain existing remaining warrants to purchase up to an aggregate of 564,869 of its ordinary shares that were previously issued to such investor on July 27, 2022, at an exercise price of $3.08 per ordinary share, were amended so that the amended warrants will have an exercise price of $1.66 per share. These offerings were effected pursuant to the Securities Purchase Agreement, dated as of March 30, 2023, with such institutional investor.

We claimed exemption from registration under the Securities Act for the sale and issuance of securities in the transactions described above by virtue of Sections 4(a)(2) and/or Regulation D promulgated thereunder as transactions not involving any public offering. All of the purchasers of unregistered securities for which we relied on Section 4(a)(2) and/or Regulation D represented that they were accredited investors as defined under the Securities Act. We claimed such exemption on the basis that (i) the purchasers in each case represented that they intended to acquire the securities for investment only and not with a view to the distribution thereof and that they either received adequate information about the registrant or had access, through employment or other relationships, to such information and (ii) appropriate legends were affixed to the share or warrant certificates issued in such transactions.

Item 8. Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibit	Description
3.1	Memorandum of Association of the Company (1)
3.2	Articles of Association of the Company (2)
3.3	Amended Articles of Association of the Company (3)
4.1	Form of Stock Certificate representing ordinary shares (4)
4.2	Form of Registered Pre-Funded Warrant, dated March 31, 2023(5)
4.3	Form of Private Warrant, dated March 31, 2023 (6)
4.4††	Form of Warrants issued hereunder
4.5††	Form of Pre-Funded Warrant issued hereunder
5.1††	Opinion of S. Friedman & Co, Israeli legal counsel to the registrant, re legality (including consent).
5.2††	Opinion of Foley Shechter Ablovatskiy LLP, U.S. legal counsel to the registrant (including consent).
10.1†	The SuperCom Ltd. 2003 Israeli Share Option Plan (7)
10.2†	The SuperCom Ltd. 2007 U.S. Stock Option Plan (8)
10.3†	Form of Indemnification Letter (Statement of Exemption and Indemnification) (9)
10.4	Form of Securities Purchase Agreement, dated March 30, 2023 (10)
10.5	Form of Registration Rights Agreement, dated March 31, 2023 (11)
10.6††	Form of Securities Purchase Agreement
10.7††	Form of Placement Agent Agreement
14.1	Code of Ethics (12)
21.1	List of Subsidiaries (13)
23.1*	Consent of Yarel + Partners, independent registered public accounting firm.
23.2*	Consent of Halperin Ilanit CPA, independent registered public accounting firm.
23.3††	Consent of S. Freidman &Co, Israeli legal counsel to the registrant (included in Exhibit 5.1).
23.4††	Consent of Foley Shechter Ablovatskiy LLP (included in Exhibit 5.2).
24.1*	Power of Attorney (included on signature page to this Registration Statement).
107*	Filing Fee Table
________________________

*	Filed herewith.
†	Management contract or compensatory plan or arrangement.
††	To be filed by amendment.

(1)	Filed as Exhibit 1.1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-189910), filed with the SEC on July 3, 2013, and incorporated herein by reference.
(2)	Filed as Exhibit 2 to the Company’s Report on Form 6-K, filed with the SEC on August 22, 2013, and incorporated herein by reference.
(3)	Filed as Exhibit 1.3 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 20, 2023, and incorporated herein by reference.
(4)	Filed as Exhibit 2.1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-189810), filed with the SEC on July 3, 2013, and incorporated herein by reference.
(5)	Filed as Exhibit 4.1 to the Company’s Report on Form 6-K, filed with the SEC on March 31, 2023, and incorporated herein by reference.
(6)	Filed as Exhibit 4.2 to the Company’s Report on Form 6-K, filed with the SEC on March 31, 2023, and incorporated herein by reference.
(7)	Filed as Exhibit 4.2(a) to the Company’s Annual Report on Form 20-F, filed with the SEC on May 9, 2012, and incorporated herein by reference.
(8)	Filed as Exhibit 4.2(b) to the Company’s Annual Report on Form 20-F, filed with the SEC on May 9, 2012, and incorporated herein by reference.
(9)	Filed as Exhibit 10.1 to the Company’s Registration Statement on Form F-1 (Registration No. 333-189810), filed with the SEC on July 3, 2013, and incorporated herein by reference.
(10)	Filed as Exhibit 10.1 to the Company’s Report on Form 6-K, filed with the SEC on March 31, 2023, and incorporated herein by reference.
(11)	Filed as Exhibit 10.2 to the Company’s Report on Form 6-K, filed with the SEC on March 31, 2023, and incorporated herein by reference.
(12)	Filed as Exhibit 11.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on June 30, 2008, and incorporated herein by reference.
(13)	Filed as Exhibit 8.1 to the Company’s Annual Report on Form 20-F, filed with the SEC on April 20, 2023, and incorporated herein by reference.

(b) Financial Statement Schedules

All schedules have been omitted because either they are not required, are not applicable or the information is otherwise set forth in the financial statements and related notes thereto.

Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that Paragraphs (a)(1)(i), (ii), and (iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: If the registrant is subject to Rule 430C (§230.430C of this chapter), each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424 (§230.424 of this chapter);

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it complies with all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on July 17, 2023.

SUPERCOM LTD.

By: /s/ Ordan Trabelsi
Name: Ordan Trabelsi
Title: Chief Executive Officer

By: /s/ Arie Trabelsi
Name: Arie Trabelsi
Title: Acting Chief Financial Officer (Acting Principal Accounting Officer)

KNOW ALL PERSONS BY THESE PRESENTS, each director and officer whose signature appears below constitutes and appoints, Ordan Trabelsi or Arie Trabelsi, or either of these, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, to sign in any and all capacities any and all amendments or post-effective amendments to this registration statement on Form F-1, and to sign any and all additional registration statements relating to the same offering of securities of the Registration Statement that are filed pursuant to Rule 462(b) of the Securities Act, and to file the same with all exhibits thereto and other documents in connection therewith with the Securities and Exchange Commission, granting such attorney-in-fact and agent full power and authority to do all such other acts and execute all such other documents as he may deem necessary or desirable in connection with the foregoing, as fully as the undersigned may or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this registration statement has been signed below by the following persons on the dates and in the capacities indicated.

Signature	Title	Date

/s/ Ordan Trabelsi	Chief Executive Officer and	July 17, 2023
Ordan Trabelsi	Director

/s/ Arie Trabelsi	Acting Chief Financial Officer	July 17, 2023
Arie Trabelsi	and Director

/s/ Oren Raoul De Lange	Director	July 17, 2023
Oren Raoul De Lange

/s/ Shoshana Cohen Shapira	Director	July 17, 2023
Shoshana Cohen Shapira

/s/ Tal Naftali Shmuel	Director	July 17, 2023
Tal Naftali Shmuel

Signature of Authorized Representative In the United States

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant’s duly authorized representative has signed this Registration Statement on Form F-1 on this 17th day of July, 2023.

SUPERCOM INC.
Authorized U.S. Representative

By: /s/ Ordan Trabelsi
Ordan Trabelsi